Exhibit 10.1

FORM OF

SUBORDINATED NOTE PURCHASE AGREEMENT

This SUBORDINATED NOTE PURCHASE AGREEMENT (this “Agreement”) is dated as of February 11, 2026, and is made by and between Tectonic Financial, Inc., a Texas corporation and registered financial holding company (the “Company”), and the purchaser of the Subordinated Note (as defined herein) identified on the signature page hereto (the “Purchaser” and, together with the several other purchasers of the Subordinated Notes, the “Purchasers”).

RECITALS

WHEREAS, the Company has requested that the Purchasers purchase from the Company up to $40 million in aggregate principal amount of Subordinated Notes, which aggregate principal amount is intended to qualify as Tier 2 Capital (as defined herein);

WHEREAS, the Company has engaged Performance Trust Capital Partners, LLC, as its exclusive placement agent (“Placement Agent”) for the offering of the Subordinated Notes;

WHEREAS, each of the Purchasers is an “accredited investor” as such term is defined in Rule 501(a)(1), (2), (3) or (7)) of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or a “qualified institutional buyer” as such term is defined under the rules promulgated under the Securities Act (“QIB”);

WHEREAS, the offer and sale of the Subordinated Notes by the Company is being made in reliance upon the exemptions from registration available under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated under the Securities Act; and

WHEREAS, each Purchaser is willing to purchase from the Company a Subordinated Note in the principal amount set forth on such Purchaser’s signature page hereto (the “Subordinated Note Amount”) in accordance with the terms, subject to the conditions and in reliance on, the recitals, representations, warranties, covenants and agreements set forth herein and in the Subordinated Notes.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legal bound, hereto hereby agree as follows:

AGREEMENT

1.	DEFINITIONS.

1.1. Defined Terms. The following capitalized terms used in this Agreement and in the Subordinated Notes have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement may be defined in such sections.

“Affiliate(s)” means, with respect to any Person, such Person’s immediate family members, partners, members or parent and Subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with said Person and its respective Affiliates.

“Agreement” has the meaning set forth in the preamble hereto.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Subordinated Note represented by a global certificate, the rules and procedures of DTC that apply to such transfer or exchange.

“Bank” means T Bank, National Association, a national banking association and indirect wholly-owned subsidiary of the Company.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the State of Texas or New York are permitted or required by any applicable law or executive order to close.

“Bylaws” means the Amended and Restated Bylaws of the Company as in effect on the Closing Date.

“Charter” means the Certificate of Formation of the Company as in effect on the Closing Date.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” means February 11, 2026.

“Company” has the meaning set forth in the preamble hereto and shall include any successors to the Company.

“Company Covered Person” has the meaning set forth in Section 4.3(d).

“Company’s Reports” means (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC (as defined herein) on March 31, 2025, including the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2024 contained therein; (b) the Company’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2025 as filed with the SEC on May 14, 2025, for the fiscal quarter ended June 30, 2025 as filed with the SEC on August 14, 2025, and for the fiscal quarter ended September 30, 2025, as filed with the SEC on November 14, 2025, including the unaudited consolidated financial statements of the Company for each of the fiscal quarters contained therein, respectively; (c) the Company’s Current Reports on Form 8-K, as filed with the SEC on January 29, 2025, February 7, 2025, April 25, 3025, April 25, 2025, July 25, 2025, October 28, 2025, December 19, 2025, January 5, 2026, January 9, 2026 and January 15, 2026; and (d) the Company’s reports for the periods ended December 31, 2024 and June 30, 2025, as filed with the Federal Reserve.

“control” (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Data Room” means the electronic data room for the “Project Aftershock” hosted on the Performance Trust Capital Firmex site.

“Disbursement” has the meaning set forth in Section 3.1.

“Disqualification Event” has the meaning set forth in Section 4.3(d).

“DTC” means the Depository Trust Company.

“Equity Interest” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation, and any and all warrants, options or other rights to purchase any of the foregoing.

“Event of Default” has the meaning set forth in the Subordinated Notes.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.

“Global Note” has the meaning set forth in Section 3.1.

“Governmental Agency(ies)” means, individually or collectively, any federal, state, county or local governmental department, commission, board, regulatory authority or agency (including, without limitation, each applicable Regulatory Agency) with jurisdiction over the Company or any of its Subsidiaries.

“Governmental Licenses” has the meaning set forth in Section 4.4.

“Hazardous Materials” means flammable explosives, asbestos, urea formaldehyde insulation, polychlorinated biphenyls, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” under the Hazardous Materials Laws and/or other applicable environmental laws, ordinances or regulations.

“Hazardous Materials Laws” mean any laws, regulations, permits, licenses or requirements pertaining to the protection, preservation, conservation or regulation of the environment which relates to real property, including: the Clean Air Act, as amended, 42 U.S.C. § 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. § 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. § 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. § 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. § 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.

“Indebtedness” means: (a) all items arising from the borrowing of money that, according to GAAP as in effect from time to time, would be included in determining total liabilities as shown on the consolidated balance sheet of the Company; and (b) all obligations secured by any lien on property owned by the Company or any Subsidiary whether or not such obligations shall have been assumed by the Company or any Subsidiary; provided, however, Indebtedness shall not include deposits or other indebtedness created, incurred or maintained in the ordinary course of the Company’s or the Bank’s business (including, without limitation, federal funds purchased, advances from any Federal Home Loan Bank, secured deposits of municipalities, letters of credit issued by the Company or the Bank and repurchase arrangements) and consistent with customary banking practices and applicable laws and regulations.

“Leases” means all leases, licenses or other documents providing for the use or occupancy of any portion of any Property, including all amendments, extensions, renewals, supplements, modifications, sublets and assignments thereof and all separate letters or separate agreements relating thereto.

“Major Constituent Bank” means any Subsidiary that is organized as a banking organization under federal or state law and that represents 50% or more of the consolidated assets of the Company determined as of the date of the most recent audited financial statements of the Company.

“Material Adverse Effect” means, with respect to any Person, any change or effect that (a) is or would be reasonably likely to be material and adverse to the financial condition, results of operations or business of such Person, or (b) would materially impair the ability of such Person to perform its respective obligations under any of the Transaction Documents, or otherwise materially impede the consummation of the transactions contemplated hereby or thereby; provided, however, that “Material Adverse Effect” shall not be deemed to include the impact of (i) changes in banking and similar laws, rules or regulations of general applicability or interpretations thereof by Governmental Agencies, (ii) changes, subsequent to the date hereof, in GAAP or regulatory accounting requirements applicable to financial institutions and their holding companies generally, (iii) changes after the date of this Agreement in general economic or capital market conditions affecting financial institutions or their market prices generally and not specifically related to the Company, the Bank or the Purchasers, (iv) direct effects of compliance with this Agreement on the operating performance of the Company, the Bank or the Purchasers, including expenses incurred by the Company, the Bank or the Purchasers in consummating the transactions contemplated by the Subordinated Note Purchase Agreements by and between the Company and each Purchaser (v) the effects of any action or omission taken by the Company with the prior written consent of the Purchasers, and vice versa, or as otherwise contemplated by the Subordinated Note Purchase Agreements by and between the Company and each Purchaser and the Subordinated Notes, (vi) the effects of any declaration of a state of emergency by the government of the United States or any State of the United States (including any government shutdowns); and (vii) the effects of any epidemic, pandemic or disease outbreak, or continuation or extension of any epidemic, pandemic or disease outbreak, affecting the United States or related events such as freight embargoes, lack of transportation, travel restrictions or business closures, (viii) changes in or any developments or occurrences relating to or affecting domestic or global or national political conditions, including the conflict in the Ukraine and in Gaza, the outbreak, continuation or escalation of war, hostilities or acts of terrorism (whether declared or undeclared), any national or international calamity, or any natural disasters, (ix) the failure of the Bank to meet any internal projections, forecasts, estimates or guidance for any period ending after December 31, 2022 (but not excluding the underlying causes of such failure unless otherwise excluded hereunder), or (x) the public disclosure of this Agreement or the transactions contemplated herein, which in the event of (i), (ii), (iii), (vi), (vii), or (viii) do not disproportionately affect the operations or business of the Company or the Bank, in comparison to other banking institutions with similar operations.

“Maturity Date” means February 15, 2036.

“Paying Agency Agreement” means the Paying Agency and Registrar Agreement, dated as of February 11, 2026, between the Company and UMB Bank, N.A., as paying agent and registrar, as amended, modified or restated from time to time.

“Paying Agent” means UMB Bank, N.A., as paying agent and registrar under the Paying Agency Agreement, or any successor in accordance with the applicable provisions of the Paying Agency Agreement.

“Person” means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof (including a Governmental Agency) or any other entity or organization.

“Placement Agent” has the meaning set forth in the Recitals.

“Presentation” means the Company’s presentation captioned “Tectonic Financial Private Placement of Subordinated Notes” and dated January 2026 related to the offering of the Subordinated Notes and made available to the Purchasers, together with any amendments and supplements thereto.

“Property” means any real property owned or leased by the Company or any Affiliate or Subsidiary of the Company. For avoidance of doubt, Property includes, without limitation, property repossessed or foreclosed upon in connection with lending activities of the Bank.

“Purchaser” or “Purchasers” has the meaning set forth in the preamble hereto.

“QIB” has the meaning set forth in the Recitals.

“Regulation D” has the meaning set forth in the Recitals.

“Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or any administrative agency, commission or other authority, body or agency having supervisory or regulatory authority with respect to the Company, the Bank, or any of their Subsidiaries.

“SEC” means the U.S. Securities and Exchange Commission.

“Secondary Market Transaction” has the meaning set forth in Section 5.5.

“Securities Act” has the meaning set forth in the Recitals.

“Settlement Agent” means UMB Bank, N.A., as settlement agent under the Settlement Agent Agreement, or any successor in accordance with the applicable provisions of the Settlement Agent Agreement.

“Settlement Agent Agreement” means the Settlement Agent Services Agreement, dated as of February 11, 2026, between the Company and UMB Bank, N.A., as settlement agent, as amended, modified or restated from time to time.

“Subordinated Note” means the Subordinated Note (or collectively, the “Subordinated Notes”) in the form attached as Exhibit A hereto, as amended, restated, supplemented or modified from time to time, and each Subordinated Note delivered in substitution or exchange for such Subordinated Note.

“Subordinated Note Amount” has the meaning set forth in the Recitals.

“Subsidiary” means with respect to any Person, any corporation or entity in which a majority of the outstanding Equity Interest is directly or indirectly owned by such Person.

“Tier 2 Capital” has the meaning given to the term “Tier 2 capital” in 12 C.F.R. Part 217, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

“Tier 2 Capital Event” has the meaning set forth in the Subordinate Notes.

“Transaction Documents” has the meaning set forth in Section 3.2(a)(i).

1.2. Interpretations. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including” when used in this Agreement without the phrase “without limitation,” shall mean “including, without limitation.” All references to time of day herein are references to Central Time unless otherwise specifically provided. All references to this Agreement, the Subordinated Notes, the Paying Agency Agreement or the Settlement Agent Agreement shall be deemed to be to such documents as amended, modified or restated from time to time. With respect to any reference in this Agreement to any defined term, (i) if such defined term refers to a Person, then it shall also mean all heirs, legal representatives and permitted successors and assigns of such Person, and (ii) if such defined term refers to a document, instrument or agreement, then it shall also include any amendment, replacement, extension or other modification thereof.

1.3. Exhibits Incorporated. All Exhibits attached hereto are hereby incorporated into this Agreement.

2.	SUBORDINATED DEBT.

2.1. Certain Terms. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Purchasers, severally and not jointly, Subordinated Notes in an aggregate principal amount equal to the aggregate of the Subordinated Note Amounts. The Purchasers, severally and not jointly, each agree to purchase the Subordinated Notes in an amount equal to such Purchaser’s Subordinated Note Amount set forth on each Purchaser’s respective signature page hereto from the Company on the Closing Date in accordance with the terms of, and subject to the conditions and provisions set forth in, this Agreement, the Subordinated Notes, the Paying Agency Agreement and the Settlement Agent Agreement. The Subordinated Note Amounts shall be disbursed in accordance with Section 3.1. The Subordinated Notes shall bear interest per annum as set forth in the Subordinated Notes. The unpaid principal balance of the Subordinated Notes plus all accrued but unpaid interest thereon shall be due and payable on the Maturity Date, or such earlier date on which such amount shall become due and payable on account of (a) acceleration by the Purchasers in accordance with the terms of the Subordinated Notes and this Agreement or (b) the Company’s delivery of a notice of redemption or repayment in accordance with the terms of the Subordinated Notes. Any partial redemption of the Subordinated Notes shall be made in accordance with Section 5.8 hereof.

2.2. The Closing. The closing of the sale and purchase of the Subordinated Notes (the “Closing”) shall occur remotely via the electronic or other exchange of documents and signature pages at 10:00 a.m. on the Closing Date, or at such other place or time or on such other date as the parties hereto may agree.

2.3. No Right of Offset. Each Purchaser hereby expressly waives any right of offset it may have against the Company or any of its Subsidiaries.

2.4. Use of Proceeds. The Company shall use the net proceeds from the sale of Subordinated Notes to redeem the Company’s 9.00% Fixed to Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, redeem the outstanding promissory notes issued by T Bancshares, Inc. and general corporate purposes.

3.	DISBURSEMENT.

3.1. Disbursement. On the Closing Date, assuming all of the terms and conditions set forth in Section 3.2 have been satisfied by the Company or waived by the Purchasers and the Company has executed and delivered to each of the Purchasers this Agreement and such Purchaser’s Subordinated Note and any other documents required by Section 3.2(a) in form and substance reasonably satisfactory to the Purchasers, each Purchaser shall disburse to the Company in immediately available funds the Subordinated Note Amount set forth on each Purchaser’s respective signature page hereto to the Company in exchange for, at Purchaser’s election, (a) a Subordinated Note with a principal amount equal to such Subordinated Note Amount or (b) an electronic securities entitlement through the facilities of DTC in accordance with the Applicable Procedures in the Subordinated Note with a principal amount equal to such Subordinated Note Amount, as applicable (the “Disbursement”). The Company will deliver (i) to the Settlement Agent, a global certificate representing the Subordinated Note (the “Global Note”) registered in the name of Cede & Co., as nominee for DTC, (ii) to each applicable Purchaser of the Subordinated Notes not represented by the Global Note, such Purchaser’s Subordinated Note in definitive form (or evidence of the same with the original to be delivered by the Company by overnight delivery on the next Business Day in accordance with the delivery instructions of the Purchaser), and (iii) to the Paying Agent, a list of Purchasers receiving the Subordinated Notes in the Disbursement under clause (ii) above.

3.2. Conditions Precedent to Disbursement.

(a) Conditions to the Purchasers’ Obligation. The obligation of each Purchaser to consummate the purchase of the Subordinated Notes to be purchased by such Purchaser at Closing and to effect the Disbursement is subject to the satisfaction or delivery by or at the direction of the Company to such Purchaser (or, with respect to the Settlement Agent Agreement, the Settlement Agent, and with respect to the Paying Agency Agreement, the Paying Agent, and with respect to the opinion of counsel, the Placement Agent), on or prior to the Closing Date, of each of the following (unless such Purchaser shall have waived in writing such satisfaction or delivery):

(i) Transaction Documents. This Agreement, the Settlement Agent Agreement, the Paying Agency Agreement, the Global Note and the Subordinated Notes (collectively, the “Transaction Documents”), each duly authorized and executed by the Company.

(ii) Authority Documents.

(A) A copy, certified by the Secretary or Assistant Secretary of the Company, of the Charter of the Company;

(B) A Certificate of Existence of the Company issued by the Secretary of State of the State of Texas;

(C) Evidence of the Bank’s status is an insured depository institution under the applicable provisions of the Federal Deposit Insurance Act, as amended, reasonably acceptable to the Purchasers;

(D) A copy, certified by the Secretary or Assistant Secretary, of the Bylaws of the Company;

(E) A copy, certified by the Secretary or Assistant Secretary of the Company, of the resolutions of the board of directors of the Company, and any committee thereof, authorizing the issuance of the Subordinated Notes and the execution, delivery and performance of the Transaction Documents;

(F) An incumbency certificate of the Secretary or Assistant Secretary of the Company certifying the names of the officer or officers of the Company authorized to sign the Transaction Documents and the other documents provided for in this Agreement; and

(G) The opinion of Hunton Andrews Kurth LLP, counsel to the Company, dated as of the Closing Date, substantially in the form set forth at Exhibits B attached hereto addressed to the Purchasers and the Placement Agent.

(iii) Other Documents. Such other certificates, affidavits, schedules, resolutions, notes and/or other documents which are provided for hereunder or as a Purchaser may reasonably request, which certificates, affidavits, schedules, resolutions, notes and/or other documents so requested by a Purchaser shall be delivered to all of the Purchasers.

(iv) Aggregate Investments. Prior to, or contemporaneously with the Closing, each Purchaser shall have actually subscribed for the Subordinated Note Amount set forth on such Purchaser’s signature page to this Agreement.

(b) Conditions to the Company’s Obligation. With respect to a given Purchaser, the obligation of the Company to consummate the sale of the Subordinated Notes and to effect the Closing is subject to delivery by or at the direction of such Purchaser to the Company of this Agreement, duly authorized and executed by such Purchaser.

4.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to each Purchaser as follows:

4.1. Organization and Authority.

(a) The Company is a duly organized corporation, is validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to conduct its business and activities as presently conducted, to own its properties, and to perform its obligations under the Transaction Documents. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company is duly registered as a financial holding company under the Bank Holding Company Act of 1956, as amended.

(b) The entities listed on Schedule A attached hereto are the only direct or indirect Subsidiaries of the Company as of the date hereof. Each Subsidiary of the Company has been duly chartered and is validly existing, in good standing under the laws of the United States of America or the applicable jurisdiction listed on Schedule A, has the corporate or similar power and authority to own, lease and operate its properties and to conduct its business and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. All of the issued and outstanding shares of capital stock or other Equity Interests in any Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through Subsidiaries of the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim; and none of the outstanding shares of capital stock of, or other Equity Interests in, any Subsidiary of the Company were issued in violation of the preemptive or similar rights of any security holder of such Subsidiary of the Company or any other entity.

(c) The Bank is a national banking association. The deposit accounts of the Bank are insured by the FDIC up to applicable limits. The Bank has not received any notice or other information indicating that the Bank is not an “insured depository institution” as defined in 12 U.S.C. § 1813, nor has any event occurred which could reasonably be expected to materially and adversely affect the status of the Bank as an FDIC-insured institution.

4.2. Capital Stock and Related Matters. The Charter of the Company authorizes the Company to issue 70,000,000 shares of stock, of which 40,000,000 shares are common stock, par value $0.01 per share, 20,000,000 shares are non-voting common stock, par value $0.01 per share, and 10,000,000 shares are preferred stock, par value $0.01 per share. Of the authorized stock of all classes, 5,280,986 shares of common stock, 0 shares of non-voting common stock, and 1,725,000 shares of preferred stock are issued and outstanding, in each case as of the date hereof. All of the outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and non-assessable. There are, as of the date hereof, no outstanding options, rights, warrants or other agreements or instruments obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such agreement or commitment to any Person other than the Company except pursuant to the Company’s equity incentive plans duly adopted by the Company’s Board of Directors.

4.3. No Impediment to Transactions.

(a) Transaction is Legal and Authorized. The issuance of the Subordinated Notes, the borrowing of the aggregate of the Subordinated Note Amount, the execution and delivery of the Transaction Documents, and compliance by the Company with all of the provisions of the Transaction Documents are within the corporate and other powers of the Company.

(b) Agreements. Each of this Agreement, the Settlement Agent Agreement and the Paying Agency Agreement has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the other parties hereto and thereto, constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

(c) Subordinated Notes. The Subordinated Notes have been duly authorized by the Company and when duly executed, issued and delivered by the Company to the Purchasers and paid for by the Purchasers in accordance with the terms of the Subordinated Note Purchase Agreements by and between the Company and each Purchaser, will have been duly executed, authenticated, issued and delivered, and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles and subject to 12 U.S.C. § 1818(b)(6)(D) or any successor statutes or similar bank regulatory powers.

(d) Exemption from Registration; No Disqualification Event. Neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Subordinated Notes. Assuming the accuracy of the representations and warranties of each Purchaser set forth in this Agreement and that there is no Disqualification Event (as defined below) relating to the Placement Agent, the Subordinated Notes will be issued in a transaction exempt from the registration requirements of the Securities Act. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of Regulation D (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Person described in Rule 506(d)(1) of Regulation D (each, a “Company Covered Person”). The Company has exercised reasonable care to determine whether any Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) of Regulation D.

(e) No Defaults or Restrictions. Neither the execution and delivery of the Transaction Documents by the Company nor compliance by the Company with their respective terms and conditions will (whether with or without the giving of notice or lapse of time or both) (i) violate, conflict with or result in a breach of, or constitute a default under: (A) the Charter or Bylaws of the Company; (B) any of the terms, obligations, covenants, conditions or provisions of any corporate restriction or of any contract, agreement, indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, or any other agreement or instrument to which the Company or Bank, as applicable, is now a party or by which it or any of its properties may be bound or affected; (C) any judgment, order, writ, injunction, decree or demand of any court, arbitrator, grand jury, or Governmental Agency applicable to the Company or the Bank; or (D) any statute, rule or regulation applicable to the Company or Bank, except, in the case of items (B), (C) or (D), for such violations, conflicts, breaches and default that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, or (ii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any material property or asset of the Company. Neither the Company nor the Bank is in default in the performance, observance or fulfillment of any of the terms, obligations, covenants, conditions or provisions contained in any indenture or other agreement creating, evidencing or securing Indebtedness of any kind or pursuant to which any such Indebtedness is issued, or any other agreement or instrument to which the Company or the Bank, as applicable, is a party or by which the Company or the Bank, as applicable, or any of their respective properties may be bound or affected, except, in each case, only such defaults that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. The Bank is not a party to, or otherwise subject to, any legal restriction or any agreement (other than customary limitations imposed by corporate law statutes, banking law statutes, rules and policies, or other regulatory statutes) restricting the ability of the Bank to pay dividends or make any other distributions to the Company.

(f) Governmental Consent. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained by the Company or any of its Subsidiaries that have not been obtained, and no registrations or declarations are required to be filed by the Company that have not been filed in connection with, or, in contemplation of, the execution and delivery of, and performance under, the Transaction Documents, except for applicable requirements, if any, of the Securities Act, the Exchange Act or state securities laws or “blue sky” laws of the various states and any applicable federal or state banking laws and regulations.

4.4. Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Agencies necessary to conduct the business now operated by them except where the failure to possess such Governmental Licenses would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on the Company or its Subsidiaries taken as a whole; the Company and each Subsidiary of the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or its Subsidiaries taken as a whole; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to have a Material Adverse Effect on the Company or its Subsidiaries, taken as a whole; and neither the Company nor any Subsidiary of the Company has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses, except where such proceedings would not reasonably be expected to have a Material Adverse Effect on the Company or its Subsidiaries taken as a whole.

4.5. Financial Condition.

(a) Company Financial Statements. The financial statements of the Company included in the Company’s Reports (including the related notes, where applicable), which have been made available to the Purchasers (i) have been prepared from, and are in accordance with, the books and records of the Company or the Bank, as applicable; (ii) fairly present in all material respects the results of operations, cash flows, changes in stockholders’ equity and financial position of the Company and its consolidated Subsidiaries, as applicable, for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), as applicable; (iii) complied as to form, as of their respective dates of filing in all material respects with applicable accounting and banking requirements as applicable, with respect thereto; and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, (x) as indicated in such statements or in the notes thereto, (y) for any statement therein or omission therefrom that was corrected, amended, or supplemented or otherwise disclosed or updated in a subsequent Company’s Report, and (z) to the extent that any unaudited interim financial statements do not contain the footnotes required by GAAP, and were or are subject to normal and recurring year-end adjustments, which were not or are not expected to be material in amount, either individually or in the aggregate. The books and records of the Company have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. The Company does not have any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of the Company contained in the Company’s Reports for the Company’s most recently completed quarterly or annual fiscal period, as applicable, and for liabilities incurred in the ordinary course of business consistent with past practice or in connection with this Agreement and the transactions contemplated hereby.

(b) Absence of Default. Since the end of the Company’s last fiscal year for which audited financial statements have been included in the Company Reports, no event has occurred which either of itself or with the lapse of time or the giving of notice or both, would give any creditor of the Company or Bank the right to accelerate the maturity of any material Indebtedness of the Company or Bank. The Company is not in default under any other Lease, agreement or instrument, or any law, rule, regulation, order, writ, injunction, decree, determination or award, except where non-compliance with which could not reasonably be expected to result in a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

(c) Solvency. After giving effect to the consummation of the transactions contemplated by this Agreement, the Company has capital sufficient to carry on its business and transactions and is solvent and able to pay its debts as they mature. No transfer of property is being made, and no Indebtedness is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company or any Subsidiary of the Company.

(d) Ownership of Property. The Company and each of its Subsidiaries has good and marketable title as to all Property owned by it and good title to all assets and properties owned by the Company and such Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the most recent balance sheet contained in the Company’s Reports or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheet), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the Federal Home Loan Bank, inter-bank credit facilities, reverse repurchase agreements or any transaction by the Bank acting in a fiduciary capacity, (ii) statutory liens for amounts not yet due or delinquent or which are being contested in good faith and (iii) such as do not, individually or in the aggregate, materially and adversely affect the value of such Property and do not materially and adversely interfere with the use made and proposed to be made of such Property by the Company or any of its Subsidiaries. The Company and each of its Subsidiaries, as lessee, has the right under valid and existing Leases of real and personal properties that are material to the Company or such Subsidiary, as applicable, in the conduct of its business to occupy or use all such properties as presently occupied and used by it. Such existing Leases and commitments to Lease constitute or will constitute operating Leases for both tax and financial accounting purposes except as otherwise disclosed in the Company’s Reports and the Lease expense and minimum rental commitments with respect to such Leases and Lease commitments are as disclosed in all material respects in the Company’s Reports.

4.6. No Material Adverse Change. Since December 31, 2024, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries, taken as a whole.

4.7. Legal Matters.

(a) Compliance with Law. The Company and each of its Subsidiaries (i) has complied with and (ii) is not under investigation with respect to, and, to the Company’s knowledge, has not been threatened to be charged with or given any notice of any material violation of any applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or the ownership of its properties, except where any such failure to comply or violation would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. The Company and each of its Subsidiaries is in compliance with, and at all times since December 31, 2020, has been in compliance with, (x) all statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any Governmental Agency, applicable to it, (y) any restrictions, agreements, memoranda, commitment letter, supervisory letter or similar regulatory correspondence, or other commitments and (z) its own privacy policies and written commitments to customers, consumers and employees, concerning data protection, the privacy and security of personal data, and the nonpublic personal information of its customers, consumers and employees, in each case except where any such failure to comply, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or its Subsidiaries, taken as a whole. At no time during the five years prior to the date hereof has the Company or any of its Subsidiaries received any written notice asserting any violations of any of the foregoing.

(b) Regulatory Enforcement Actions. The Company and its Subsidiaries are in compliance in all material respects with all laws administered by and regulations of any Governmental Agency applicable to it or to them, except for any such failures to comply as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. None of the Company, the Bank, the Company’s or the Bank’s Subsidiaries, nor any of their respective officers or directors, is now operating under any restrictions, agreements, memoranda, commitment letter, supervisory letter or similar regulatory correspondence, or other commitments (other than restrictions of general application) imposed by any Governmental Agency, nor are, to the Company’s knowledge, (i) any such restrictions threatened, (ii) any agreements, memoranda, commitments, supervisory letter or similar regulatory enforcement action being sought by any Governmental Agency, or (iii) any legal or regulatory violations previously identified by, or penalties or other remedial action previously imposed by, any Governmental Agency that remain unresolved. Notwithstanding the foregoing, nothing in this Agreement or in this Section 4.7(b) shall require the Company or the Bank to provide any confidential regulatory or supervisory information as related to the Company or the Bank.

(c) Pending Litigation. There are no actions, suits, proceedings or written agreements pending, or, to the Company’s knowledge, threatened or proposed, against the Company or any of its Subsidiaries at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, or other administrative agency, domestic or foreign, that, either singularly or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, or affect issuance or payment of the Subordinated Notes; and neither the Company nor any of its Subsidiaries is a party to or named as subject to the provisions of any order, writ, injunction, or decree of, or any written agreement with, any court, commission, board or agency, domestic or foreign, that either separately or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

(d) Environmental. No Property is or, to the Company’s knowledge, has been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials and neither the Company nor any of its Subsidiaries has engaged in such activities. There are no claims or actions pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries by any Governmental Agency or by any other Person relating to any Hazardous Materials or pursuant to any Hazardous Materials Law, except for such claims or actions that would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

(e) Brokerage Commissions. Except for the commission to be paid to the Placement Agent, neither the Company nor any Affiliate of the Company is obligated to pay any brokerage commission, placement fee or finder’s fee to any Person in connection with the transactions contemplated by this Agreement.

(f) Investment Company Act. Neither the Company nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(g) OFAC. None of the Company, any of the Subsidiaries, or any officer or director of the Company or any Subsidiary, nor, to the knowledge of the Company, any agent, employee, affiliate or person acting on behalf of the Company or any of their Subsidiaries is or has been (A) engaged in any services (including financial services), transfers of goods, software, or technology, or any other business activity related to (w) Cuba, Iran, North Korea, Sudan, or Russia (“Sanctioned Countries”), (x) the government of any Sanctioned Country, (y) any person, entity or organization located in, resident in, formed under the laws of, or owned or controlled by the government of, any Sanctioned Country, or (z) any person, entity or organization made the subject of any sanctions administered or enforced by the United States Government, including, without limitation, the list of Specially Designated Nationals of the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), or by the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) and the Company will not directly or indirectly use the proceeds from the sale of the Subordinated Notes sold by it, or lend, contribute or otherwise make available such proceeds to any Subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject to any Sanctions (including U.S. sanctions administered by OFAC) or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of Sanctions (including U.S. sanctions administered by OFAC); (B) engaged in any transfers of goods, technologies or services (including financial services) that may assist the governments of Sanctioned Countries or facilitate money laundering or other activities proscribed by United States laws, rules or regulations; (C) a person, entity or organization currently the subject of any Sanctions; (D) located, organized or resident in any Sanctioned Country; (E) engaged in any other activity in violation of Sanctions.

4.8. Internal Accounting Controls. The Company and each of its Subsidiaries have established and maintain a system of internal control over financial reporting that pertains to the maintenance of the records that accurately and fairly reflect the transactions and dispositions of the Company’s assets (on a consolidated basis), provides reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that the Company’s and the Bank’s receipts and expenditures and receipts and expenditures of each of the Company’s other Subsidiaries are being made only in accordance with authorizations of the Company’s management and Board of Directors, and provides reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of assets of the Company on a consolidated basis that would have a Material Adverse Effect with respect to the Company and Subsidiaries, taken as a whole. Such internal control over financial reporting is effective to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP. Since December 31, 2024, there has not been and there currently is not (x) any significant deficiency or material weakness in the design or operation of its internal control over financial reporting which is reasonably likely to adversely affect its ability to record, process, summarize and report financial information, or (y)  any fraud, whether or not material, that involves management or other employees who have a role in the Company’s or the Bank’s internal control over financial reporting. The Company (A) has implemented and maintains disclosure controls and procedures reasonably designed and maintained to ensure that material information relating to the Company is made known to the Chief Executive Officer and the Chief Financial Officer of the Company by others within the Company and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Company’s Board of Directors any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s internal controls over financial reporting. Such disclosure controls and procedures are effective for the purposes for which they were established.

4.9. Tax Matters. The Company and each of its Subsidiaries have (a) filed all material foreign, U.S. federal, state and local tax returns, information returns and similar reports that are required to be filed, and all such tax returns are true, correct and complete in all material respects, and (b) paid all material taxes required to be paid by it and any other material assessment, fine or penalty levied against it other than taxes (x) currently payable without penalty or interest, or (y) being contested in good faith by appropriate proceedings.

4.10. Representations and Warranties Generally. The representations and warranties of the Company set forth in this Agreement that do not contain a “Material Adverse Effect” qualification or other express materiality or similar qualification shall be true and correct in all material respects as of the date hereof and as of the Closing Date (except for any such representation or warranty that is made only as of a specific date, in which case as of such specific date). The representations and warranties of the Company set forth in this Agreement that contain a “Material Adverse Effect” qualification or any other express materiality or similar qualification shall be true and correct as of the date hereof and as of the Closing Date (except for any such representation or warranty that is made only as of a specific date, in which case as of such specific date).

4.11. No Misstatements. None of the representations, warranties, covenants, agreements, or information provided or made, or any statements made in any other document delivered to, or any information made available to, the Purchasers (including the Presentation and in the Data Room) by the Company and the Bank or in any exhibit, certificate or document delivered to the Purchasers by or on behalf of the Company pursuant to, or in connection with the negotiation, execution or performance of, this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances when made or furnished to the Purchasers, as of the date of this Agreement. All materials provided to Purchasers by or on behalf of the Company are accurate and complete in all material respects.

5.	GENERAL COVENANTS, CONDITIONS AND AGREEMENTS.

The Company hereby further covenants and agrees with the Purchaser as follows:

5.1. Compliance with Transaction Documents. The Company and the Bank shall comply with, observe and timely perform each and every one of its covenants, agreements and obligations under the Transaction Documents.

5.2. Affiliate Transactions. The Company shall not itself, nor shall it cause, permit or allow any of its Subsidiaries to enter into any material transaction, including, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of the Company except in the ordinary course of business and pursuant to the reasonable requirements of the Company’s or such Affiliate’s business and upon terms consistent with applicable laws and regulations and reasonably found by the appropriate board(s) of directors to be fair and reasonable and no less favorable to the Company or such Affiliate than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate.

5.3. Compliance with Laws.

(a) Generally. The Company shall comply and cause the Bank and each of its other Subsidiaries to comply in all material respects with all applicable statutes, rules, regulations, orders and restrictions in respect of the conduct of its business and the ownership, leasing or use of its properties, except, in each case, where such noncompliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

(b) Regulated Activities. The Company shall not itself, nor shall it cause, permit or allow the Bank or any other of its Subsidiaries to (i) engage in any business or activity not permitted by all applicable laws and regulations, except where such business or activity (or the effect thereof if such laws and regulations were enforced) would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, or (ii) make any loan or advance secured by the capital stock of another bank or depository institution, or acquire the capital stock, assets or obligations of or any interest in another bank or depository institution, in each case other than in accordance with applicable laws and regulations and safe and sound banking practices.

(c) Taxes. The Company shall and shall cause Bank and any other of its Subsidiaries to promptly pay and discharge all material taxes, assessments and other governmental charges imposed upon the Company, the Bank, or any other of its Subsidiaries or upon the income, profits, or property of the Company or any Subsidiary and all claims for labor, material or supplies which, if unpaid, might by law become a lien or charge upon the property of the Company, the Bank, or any other of its Subsidiaries. Notwithstanding the foregoing, none of the Company, the Bank, or any other of its Subsidiaries shall be required to pay any such tax, assessment, charge or claim, so long as the validity thereof shall be contested in good faith by appropriate proceedings, and appropriate reserves therefor shall be maintained on the books of the Company, the Bank, and such other Subsidiary.

(d) Corporate Existence. The Company shall do or cause to be done all things reasonably necessary to maintain, preserve and renew its corporate existence and that of the Bank and the other Subsidiaries and its and their rights and franchises, and comply in all material respects with all related laws applicable to the Company, the Bank, or the other Subsidiaries; provided, however, that the Company will not be required to preserve the existence (corporate or other) of any of its Subsidiaries or any such right, license or franchise of Company or any of its Subsidiaries if the Board of Directors of Company determines, in its reasonable judgment after consultation with legal counsel, that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof will not be disadvantageous in any material respect to the Noteholders (as defined under the Subordinated Notes).

(e) Dividends, Payments, and Guarantees During Event of Default. Upon the occurrence of an Event of Default (as defined under the Subordinated Note), until such Event of Default is cured by the Company or waived by the Noteholders (as defined in the Subordinated Note) in accordance with Section 17 (Waiver and Consent) of the Subordinated Note, and except as required by any federal or state Governmental Agency, the Company shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock; (ii) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of the Company’s Indebtedness that ranks equal with or junior to the Subordinated Notes; or (iii) make any payments under any guarantee that ranks equal with or junior to the Subordinated Notes, in each case other than (A) any dividends or distributions payable solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of the Company’s common stock; (B) any declaration of a non-cash dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (C) as a result of a reclassification of the Company’s capital stock or the exchange or conversion of one class or series of the Company’s capital stock for another class or series of the Company’s capital stock; (D) the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (E) purchases of any class of the Company’s common stock related to the issuance of common stock or rights under any benefit plans for the Company’s directors, officers or employees or any of the Company’s dividend reinvestment plans.

(f) Tier 2 Capital. If all or any portion of the Subordinated Notes ceases to be deemed to be Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the Maturity Date of the Subordinated Notes, the Company will immediately notify the Noteholder (as defined in the Subordinated Note), and thereafter the Company and the Noteholder (as defined in the Subordinated Note) will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital; provided, however, that nothing contained in this Agreement shall limit the Company’s right to redeem the Subordinated Notes upon the occurrence of a Tier 2 Capital Event as described in the Subordinated Notes.

5.4. Absence of Control. It is the intent of the parties to this Agreement that in no event shall the Purchasers, by reason of any of the Transaction Documents, be deemed to control, directly or indirectly, the Company or the Bank, and the Purchasers shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of the Company or the Bank. Each Purchaser agrees that it shall not, without the prior consent of the Company, contribute capital to the Company or acquire an amount of voting securities of the Company that in either case would cause such Purchaser, to be deemed to control the Company for purposes of the Bank Holding Company Act of 1956, as amended, or the Change in Bank Control Act of 1978, as amended, or Section 33.001 of the Texas Finance Code. This paragraph shall survive the Closing until the Subordinated Note has been retired.

5.5. Secondary Market Transactions. Each Purchaser shall have the right at any time and from time to time to securitize its Subordinated Notes or any portion thereof in a single asset securitization or a pooled loan securitization of rated single or multi-class securities secured by or evidencing ownership interests in the Subordinated Notes (each such securitization is referred to herein as a “Secondary Market Transaction”). In connection with any such Secondary Market Transaction, the Company shall, at the Company’s expense, reasonably cooperate with the Purchasers and otherwise reasonably assist the Purchasers in satisfying the market standards to which Purchasers customarily adhere or which may be reasonably required in the marketplace or by applicable rating agencies in connection with any such Secondary Market Transaction, but in no event will the Company be required to incur any costs or expenses in excess of $5,000 in connection therewith. Subject to any written confidentiality obligation, all information regarding the Company may be furnished, without liability except in the case of gross negligence or willful misconduct, to any Purchaser and to any Person reasonably deemed necessary by such Purchaser in connection with participation in such Secondary Market Transaction. The Purchasers shall cause any Person to whom the Purchasers wishes to deliver confidential information of the Company related to the Secondary Market Transaction to execute and deliver to the Company a nondisclosure agreement reasonably acceptable to the Company unless such Person is a party to a commercially reasonable non-disclosure agreement to which the Company is a third-party beneficiary. All documents, financial statements, appraisals and other data relevant to the Company or the Subordinated Notes may be retained by any such Person, subject to the terms of any applicable confidentiality or nondisclosure agreements.

5.6. Form D. Upon completion of the Closing, the Company will file with the Securities and Exchange Commission, and any state securities regulators, if required, a notice of exempt offering of securities on Form D.

5.7. Rule 144A Information. While any Subordinated Notes remain “restricted securities” within the meaning of the Securities Act, the Company will make available, upon request, to any seller of such Subordinated Notes the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

5.8. DTC Registration; Redemption. Upon the request of a holder of a Subordinated Note that is a QIB, the Company shall use commercially reasonable efforts to cause the Subordinated Note held by such QIB to be registered in the name of Cede & Co., as nominee of DTC, or a nominee of DTC. For purposes of clarity and pursuant to (and as further described in) the terms of the Subordinated Notes, any redemption made pursuant to the terms of the Subordinated Notes shall be made on a pro rata basis, and, for purposes of a redemption processed through DTC, on a “Pro Rata Pass-Through Distribution of Principal” basis, among all of the Subordinated Notes outstanding at the time thereof.

6.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.

Each Purchaser hereby represents and warrants to the Company, and covenants with the Company, severally and not jointly, as follows:

6.1. Legal Power and Authority. It has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. It is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

6.2. Authorization and Execution. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of the Purchaser and this Agreement has been duly authorized, executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Company, this Agreement is a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

6.3. No Conflicts. Neither the execution, delivery or performance of the Transaction Documents nor the consummation of any of the transactions contemplated thereby will conflict with, violate, constitute a breach of or a default (whether with or without the giving of notice or lapse of time or both) under (a) its organizational documents, (b) any agreement to which it is party, (c) any law applicable to it or (d) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting it. No notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Agency, nor expiration or termination of any statutory waiting period, is necessary for the consummation by it of the transactions contemplated by this Agreement.

6.4. Purchase for Investment. It is purchasing the Subordinated Note for its own account and not with a view to distribution and with no present intention of reselling, distributing or otherwise disposing of the same. It has no present or contemplated agreement, undertaking, arrangement, obligation, Indebtedness or commitment providing for, or which is likely to compel, a disposition of the Subordinated Notes in any manner.

6.5. Accredited Investor or Qualified Institutional Buyer. It is and will be on the Closing Date, (a) an institutional “accredited investor” as such term is defined in Rule 501(a) of Regulation D and as contemplated by subsections (1), (2), (3) or (7) of Rule 501(a) of Regulation D, and has no less than $5,000,000 in total assets, or (b) a QIB, and, in either case, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Subordinated Notes, understands the risk of, and other considerations relating to, purchasing the Subordinated Notes, and is able to bear such risks.

6.6. Financial and Business Sophistication. It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Subordinated Notes. It has relied solely upon its own knowledge of, and/or the advice of its own legal, financial or other advisors with regard to, the legal, financial, tax and other considerations involved in deciding to invest in the Subordinated Notes.

6.7. Ability to Bear Economic Risk of Investment. It recognizes that an investment in the Subordinated Notes involves substantial risk. It has the ability to bear the economic risk of the prospective investment in the Subordinated Notes, including the ability to hold the Subordinated Notes indefinitely, and further including the ability to bear a complete loss of all of its investment in the Company. It acknowledges that it has reviewed the information set forth in Exhibit C hereto regarding “Risk Factors” related to an investment in the Subordinated Notes.

6.8. Information. It acknowledges that: (a) it is not being provided with the disclosures that would be required if the offer and sale of the Subordinated Notes were registered under the Securities Act, nor is it being provided with any offering circular, private placement memorandum, or prospectus prepared in connection with the offer and sale of the Subordinated Notes; (b) it has conducted its own examination of the Company and the terms of the Subordinated Notes to the extent it deems necessary to make its decision to invest in the Subordinated Notes; (c) it has availed itself of publicly available financial and other information concerning the Company to the extent it deems necessary to make its decision to purchase the Subordinated Notes; and (d) has not received nor relied on any form of general solicitation or general advertising (within the meaning of Regulation D) from the Company in connection with the offer and sale of the Subordinated Notes. It has reviewed the information set forth in the Company’s Reports, the exhibits attached hereto and the information contained in the Data Room and the Presentation provided by the Company in connection with the transactions contemplated by this Agreement. The Purchaser has reviewed the information set forth in the Presentation provided to the Purchaser in connection with the transactions contemplated by this Agreement, and the Purchaser understands that the Presentation is not an offering circular, private placement memorandum, or prospectus and does not contain all of the information that would be included in an offering circular or prospectus.

6.9. Access to Information. It acknowledges that it and its advisors have been furnished with all materials relating to the business, finances and operations of the Company that have been reasonably requested by it or its advisors and have been provided access to the Data Room and reviewed the information contained therein, given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of the Company concerning the terms and conditions of the transactions contemplated by this Agreement in order to make an informed and voluntary decision to enter into this Agreement.

6.10. Investment Decision. It has made its own investment decision based upon its own judgment, due diligence and advice from such advisors as it has deemed necessary and not upon any view expressed by any other Person or entity, including the Company, the Placement Agent, or any of the other Purchasers. Neither such inquiries nor any other due diligence investigations conducted by it or its advisors or representatives, if any, shall modify, amend or affect its right to rely on the Company’s representations and warranties contained herein. It is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any Person by or on behalf of the Company, including, without limitation, the Placement Agent, except for the express statements, representations and warranties of the Company made or contained in this Agreement. Furthermore, it acknowledges that (a) the Placement Agent has not performed any due diligence review on behalf of the Purchaser or otherwise acted on behalf of or for the benefit of the Purchaser and (b) nothing in this Agreement or any other materials presented by or on behalf of the Company to it in connection with the purchase of the Subordinated Notes constitutes legal, tax or investment advice.

6.11. Private Placement; No Registration; Restricted Legends. It understands and acknowledges that the Subordinated Notes are being sold by the Company without registration under the Securities Act in reliance on the exemption from federal and state registration set forth in, respectively, Rule 506(b) of Regulation D promulgated under Section 4(a)(2) of the Securities Act and Section 18 of the Securities Act, and under applicable state securities laws, and accordingly, may be resold, pledged or otherwise transferred only if exemptions from the Securities Act and applicable state securities laws are available to it. Further, while any Subordinated Notes remain in the restricted holding period pursuant to Rule 144 under the Securities Act, the Purchaser understands and acknowledges that any resale of such Subordinated Notes will be limited to a QIB under Rule 144A under the Securities Act. The Purchaser is not subscribing for the Subordinated Notes as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting. The Purchaser has not been solicited with respect to investment in the Subordinated Notes except in the jurisdiction of its address appearing on the Purchaser’s signature page to this Agreement. It further acknowledges and agrees that all certificates or other instruments representing the Subordinated Notes will bear the restrictive legend set forth in the form of Subordinated Note. It further acknowledges its primary responsibilities under the Securities Act and, accordingly, will not sell or otherwise transfer the Subordinated Notes or any interest therein without complying with the requirements of the Securities Act and the rules and regulations promulgated thereunder and the requirements set forth in this Agreement. Neither the Company nor the Placement Agent has made or is making any representation, warranty or covenant, express or implied, as to the availability of any exemption from registration under the Securities Act or any applicable state securities laws for the resale, pledge or other transfer of the Subordinated Notes, or that the Subordinated Notes purchased by each Purchaser will ever be able to be lawfully resold, pledged or otherwise transferred.

6.12. Placement Agent. It will purchase the Subordinated Note(s) directly from the Company and not from the Placement Agent and understands that neither the Placement Agent nor any other broker or dealer has any obligation to make a market in the Subordinated Notes.

6.13. Tier 2 Capital. If the Company provides notice as contemplated in Section 5.3(f) of the occurrence of the event contemplated in such section, thereafter the Company and the Purchaser will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital; provided, however, that nothing contained in this Agreement shall limit the Company’s right to redeem the Subordinated Notes upon the occurrence of a Tier 2 Capital Event as described in the Subordinated Notes.

6.14. Not Debt of the Bank; Not Savings Accounts. It acknowledges that the Company is a financial holding company and the Company’s rights and the rights of the Company’s creditors, including the Noteholders (as defined in the Subordinated Notes), to participate in the assets of any Subsidiary during its liquidation or reorganization are structurally subordinate to the prior claims of the Subsidiary’s creditors. It acknowledges and agrees that the Subordinated Notes are not savings accounts or deposits of the Bank and are not insured or guaranteed by the FDIC or any Governmental Agency, and that no Governmental Agency has passed upon or will pass upon the offer or sale of the Subordinated Notes or has made or will make any finding or determination as to the fairness of this investment.

6.15. Physical Delivery of Subordinated Notes. Notwithstanding anything in this Agreement to the contrary, if the Purchaser is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D), and is not also a QIB, the Purchaser acknowledges that its Subordinated Note shall be physically delivered to such Purchaser and registered in the name of such Purchaser, and the Purchaser agrees to such physical delivery of its Subordinated Note.

6.16. Accuracy of Representations. It understands that each of the Company and the Placement Agent are relying and will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements in connection with the transactions contemplated by this Agreement, and the Purchaser agrees that if any of the representations, warranties or acknowledgements made by it are no longer accurate as of the Closing Date, or if any of the agreements made by the Purchaser are breached on or prior to the Closing Date, it shall promptly notify the Placement Agent and the Company.

6.17. Representations and Warranties Generally. The representations and warranties of the Purchaser set forth in this Agreement are true and correct in all material respects as of the date hereof and will be true and correct in all material respects as of the Closing Date and as otherwise specifically provided herein. Any certificate signed by a duly authorized representative of the Purchaser and delivered to the Company or to counsel for the Company shall be deemed to be a representation and warranty by the Purchaser to the Company as to the matters set forth therein.

7.	MISCELLANEOUS.

7.1. Prohibition on Assignment by the Company. Except as described in Section 8(b) (Merger or Sale of Assets) of the Subordinated Notes, the Company may not assign, transfer or delegate any of its rights or obligations under this Agreement or the Subordinated Notes to any Person without the prior written consent of all the Noteholders (as defined in the Subordinated Note). In addition, in accordance with the terms of the Subordinated Notes, any transfer of such Subordinated Notes by the Noteholders (as defined in the Subordinated Note) must be made in accordance with the Assignment Form attached thereto and the requirements and restrictions thereof.

7.2. Time of the Essence. Time is of the essence for this Agreement.

7.3. Waiver or Amendment. No waiver or amendment of any term, provision, condition, covenant or agreement herein shall be effective unless in writing and signed by the parties hereto. No failure to exercise or delay in exercising, by a Purchaser or any holder of the Subordinated Notes, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law. The rights and remedies provided in this Agreement are cumulative and not exclusive of any right or remedy provided by law or in equity. No notice or demand on the Company in any case shall, in itself, entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Purchasers to any other or further action in any circumstances without notice or demand. No consent or waiver, expressed or implied, by the Purchasers to or of any breach or default by the Company in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of the Company hereunder. Failure on the part of the Purchasers to complain of any acts or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by the Purchasers of their rights hereunder or impair any rights, powers or remedies on account of any breach or default by the Company.

7.4. Severability. Any provision of this Agreement which is unenforceable or invalid or contrary to law, or the inclusion of which would adversely affect the validity, legality or enforcement of this Agreement, shall be of no effect and, in such case, all the remaining terms and provisions of this Agreement shall subsist and be fully effective according to the tenor of this Agreement the same as though any such invalid portion had never been included herein. Notwithstanding any of the foregoing to the contrary, if any provisions of this Agreement or the application thereof are held invalid or unenforceable only as to particular Persons or situations, the remainder of this Agreement, and the application of such provision to Persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.

7.5. Notices. Any notice which any party hereto may be required or may desire to give hereunder shall be in writing and shall be delivered personally, or mailed, postage prepaid, by U.S. registered or certified mail, return receipt requested, or sent by a responsible overnight commercial courier promising next Business Day delivery, or sent by email to the parties at the following addresses:

if to the Company:	Tectonic Financial, Inc. 16200 Dallas Parkway Suite 190 Dallas, Texas 75248 Attention: A. Haag Sherman Email: hsherman@tectonicfinancial.com
with a copy to:	Hunton Andrews Kurth LLP 1445 Ross Avenue Suite 3700 Dallas, TX 75202 Attention: Beth Whitaker Email: bwhitaker@hunton.com
if to the Purchaser:	To the address indicated on the Purchaser’s signature page hereto.

or to such other address or addresses as the party to be given notice may have furnished in writing to the party seeking or desiring to give notice, as a place for the giving of notice; provided that no change in address shall be effective until five (5) Business Days after being given to the other party in the manner provided for above. Any notice given in accordance with the foregoing shall be deemed given when delivered personally or, if mailed, three (3) Business Days after it shall have been deposited in the U.S. mail as aforesaid or, if sent by overnight courier, the Business Day following the date of delivery to such courier (provided next Business Day delivery was requested), or if emailed, upon confirmation of receipt.

7.6. Successors and Assigns. This Agreement shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns; provided, however, that, (a) except as described in the Subordinated Notes, unless the Purchaser consents in writing, no purported assignment made by the Company in violation of this Agreement shall be effective or confer any rights under this Agreement on any purported assignee of the Company and (b) unless such assignment complies with the Assignment Form attached to the Subordinated Notes, no purported assignment made by a Purchaser shall be effective or confer any rights under this Agreement on any purported assignee of Purchaser. The term “successors and assigns” will not include a purchaser of any of the Subordinated Notes from any Purchaser merely because of such purchase but shall include a purchaser of any of the Subordinated Notes pursuant to an assignment complying with the Assignment Form attached to the Subordinated Notes.

7.7. No Joint Venture. Nothing contained herein or in any document executed pursuant hereto and no action or inaction whatsoever on the part of a Purchaser, shall be deemed to make a Purchaser a partner or joint venturer with the Company.

7.8. Documentation. All documents and other matters required by any of the provisions of this Agreement to be submitted or furnished to a Purchaser shall be in form and substance reasonably satisfactory to such Purchaser.

7.9. Public Announcement. The Company and the Purchasers agree that no public release, statement, announcement, or other disclosure detailing the purchase of the Subordinated Notes pursuant to this Agreement or other commercial actions that refer to the other party or parties by name shall be issued by any party without the prior written consent of the other party so named (which consent shall not be unreasonably withheld, conditioned or delayed), except as otherwise required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company shall allow the Purchasers reasonable time to comment on such release or announcement in advance of such publication.

7.10. Entire Agreement. This Agreement and the Subordinated Notes, along with any exhibits thereto and any non-disclosure agreements between the Purchaser and the Company, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto. No party, in entering into this Agreement, has relied upon any representation, warranty, covenant, condition or other term that is not set forth in this Agreement or in the Subordinated Notes.

7.11. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflict of law principles thereof (other than Section 5-1401 of the New York General Obligations Law). Nothing herein shall be deemed to limit any rights, powers or privileges which a Purchaser may have pursuant to any law of the United States of America or any rule, regulation or order of any department or agency thereof and nothing herein shall be deemed to make unlawful any transaction or conduct by a Purchaser which is lawful pursuant to, or which is permitted by, any of the foregoing.

7.12. No Third Party Beneficiary. This Agreement is made for the sole benefit of the Company and the Purchasers, and no other Person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other Person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder; provided, that the Placement Agent may rely on the representations and warranties contained herein to the same extent as if it were a party to this Agreement.

7.13. Legal Tender of United States. All payments hereunder shall be made in coin or currency which at the time of payment is legal tender in the United States of America for public and private debts.

7.14. Captions; Counterparts. Captions contained in this Agreement in no way define, limit or extend the scope or intent of their respective provisions. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof. This Agreement may be executed by each party in one or more counterparts, including by manual signature, facsimile or scan of manual signature, or by electronic signature. Any such signature shall be deemed an original signature for purposes of this Agreement having the same legal effect as original signatures that were physically executed. Any use by a party of an electronic signature must be in accordance with the federal Electronic Signature In Global and National Commerce Act and Texas law as may be temporarily modified or suspended from time to time by emergency regulation.

7.15. Knowledge; Discretion. All references herein to a Purchaser’s or the Company’s knowledge shall be deemed to mean the knowledge of such party based on the actual knowledge, after due inquiry, of such party’s Chief Executive Officer and Chief Financial Officer or such other persons holding equivalent offices. Unless specified to the contrary herein, all references herein to an exercise of discretion or judgment by a Purchaser, to the making of a determination or designation by a Purchaser, to the application of a Purchaser’s discretion or opinion, to the granting or withholding of a Purchaser’s consent or approval, to the consideration of whether a matter or thing is satisfactory or acceptable to a Purchaser, or otherwise involving the decision making of a Purchaser, shall be deemed to mean that such Purchaser shall decide using the reasonable discretion or judgment of a prudent lender.

7.16. Waiver of Right to Jury Trial. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF THE COMPANY OR THE PURCHASERS. THE PARTIES HERETO ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF THEIR OWN FREE WILL. THE PARTIES HERETO FURTHER ACKNOWLEDGE THAT (I) THEY HAVE READ AND UNDERSTAND THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (II) THIS WAIVER HAS BEEN REVIEWED BY THE PARTIES HERETO AND THEIR COUNSEL AND IS A MATERIAL INDUCEMENT FOR ENTRY INTO THIS AGREEMENT AND (III) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH TRANSACTION DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

7.17. Expenses. Except as otherwise provided in this Agreement, each of the parties will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated by this Agreement.

7.18. Survival. Each of the representations and warranties set forth in this Agreement shall survive the Closing for a period of one (1) year after the date hereof. Except as otherwise provided herein, all covenants and agreements contained herein shall survive until, by their respective terms, they are no longer operative, other than those which by their terms are to be performed in whole or in part prior to or on the Closing Date, which shall terminate as of the Closing Date.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative as of the date first written above.

COMPANY:

TECTONIC FINANCIAL, INC.

By:
Name:	A. Haag Sherman
Title:	Chief Executive Officer

[Company Signature Page to Subordinated Note Purchase Agreement]

IN WITNESS WHEREOF, the Purchaser has caused this Agreement to be executed by its duly authorized representative as of the date first written above.

PURCHASER:

[INSERT PURCHASER NAME]

By:
Name: [●]
Title: [●]

Address of Purchaser:

[●]
[●]
[●]

Email: [●]

Principal Amount of Purchased Subordinated Note:

$[●]

[Purchaser Signature Page to Subordinated Note Purchase Agreement]

SCHEDULE A
SUBSIDIARIES

T Bank, National Association	United States
T Bancshares, Inc.	Texas
Sanders Morris LLC	Texas
HWG Insurance LLC	Texas
Tectonic Capital Advisors, LLC	Texas

EXHIBIT A

FORM OF SUBORDINATED NOTE

TECTONIC FINANCIAL, INC.

7.25% FIXED-TO-FLOATING RATE Subordinated Note due 2036

THE INDEBTEDNESS EVIDENCED BY THIS SUBORDINATED NOTE IS SUBORDINATED TO AND JUNIOR IN RIGHT OF PAYMENT TO SENIOR INDEBTEDNESS (AS DEFINED IN SECTION 3 OF THIS SUBORDINATED NOTE) OF TECTONIC FINANCIAL, INC. (THE “COMPANY”), INCLUDING OBLIGATIONS OF THE COMPANY TO ITS GENERAL CREDITORS AND SECURED CREDITORS (OTHER THAN OBLIGATIONS TO TRADE CREDITORS INCURRED BY THE COMPANY IN THE COMPANY’S ORDINARY COURSE OF BUSINESS), AND IS UNSECURED. IT IS INELIGIBLE AS COLLATERAL FOR ANY EXTENSION OF CREDIT BY THE COMPANY OR ANY OF ITS SUBSIDIARIES. IN THE EVENT OF LIQUIDATION ALL HOLDERS OF SENIOR INDEBTEDNESS OF THE COMPANY SHALL BE ENTITLED TO BE PAID IN FULL WITH SUCH INTEREST AS MAY BE PROVIDED BY LAW BEFORE ANY PAYMENT SHALL BE MADE ON ACCOUNT OF PRINCIPAL OF OR INTEREST ON THIS SUBORDINATED NOTE. AFTER PAYMENT IN FULL OF ALL SUMS OWING TO SUCH HOLDERS OF SENIOR INDEBTEDNESS, THE HOLDER OF THIS SUBORDINATED NOTE, TOGETHER WITH THE HOLDERS OF ANY OBLIGATIONS OF THE COMPANY RANKING ON A PARITY WITH THE SUBORDINATED NOTES, SHALL BE ENTITLED TO BE PAID FROM THE REMAINING ASSETS OF THE COMPANY THE UNPAID PRINCIPAL AMOUNT OF THIS SUBORDINATED NOTE PLUS ACCRUED AND UNPAID INTEREST THEREON BEFORE ANY PAYMENT OR OTHER DISTRIBUTION, WHETHER IN CASH, PROPERTY OR OTHERWISE, SHALL BE MADE (i) with respect to any obligation that by its terms expressly is junior in the right of payment to the Subordinated Notes, (ii) with respect to any indebtedness between the Company and any of its subsidiaries or affiliates, or (III) on account OF ANY SHARES OF CAPITAL STOCK OF THE COMPANY.

[THIS SUBORDINATED NOTE IS A GLOBAL SUBORDINATED NOTE AND IS REGISTERED IN THE NAME OF CEDE & CO AS NOMINEE OF THE DEPOSITORY TRUST COMPANY (“DTC”) OR A NOMINEE OF DTC. THIS SUBORDINATED NOTE IS EXCHANGEABLE FOR SUBORDINATED NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN SECTION 5 OF THIS SUBORDINATED NOTE, AND NO TRANSFER OF THIS SUBORDINATED NOTE (OTHER THAN A TRANSFER OF THIS SUBORDINATED NOTE AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES SPECIFIED IN THIS SUBORDINATED NOTE.

UNLESS THIS SUBORDINATED NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SUBORDINATED NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS SUBORDINATED NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS SUBORDINATED NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH RESTRICTIONS SET FORTH HEREIN.]1

[1]	To be deleted for the Subordinated Notes issued to “accredited investors,” if any.

THE INDEBTEDNESS EVIDENCED BY THIS SUBORDINATED NOTE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OR FUND.

THE COMPANY MAY REQUIRE PRIOR WRITTEN CONSENT OF THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE IN ORDER TO PREPAY ANY PART OF THE PRINICIPAL OF THIS SUBORDINATED NOTE.

THIS SUBORDINATED NOTE WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $100,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS SUBORDINATED NOTE IN A DENOMINATION OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS SUBORDINATED NOTE FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PAYMENTS ON THIS SUBORDINATED NOTE, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS SUBORDINATED NOTE.

THIS SUBORDINATED NOTE MAY BE SOLD ONLY IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THIS SUBORDINATED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, OR ANY OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS SUBORDINATED NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND STATE SECURITIES LAWS.

CERTAIN ERISA CONSIDERATIONS:

THE HOLDER OF THIS SUBORDINATED NOTE, OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH, A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SUBORDINATED NOTE, OR ANY INTEREST HEREIN, ARE NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE AND HOLDING. ANY PURCHASER OR HOLDER OF THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER: (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN TO WHICH TITLE I OF ERISA OR SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER PLAN, OR ANY OTHER PERSON OR ENTITY USING THE “PLAN ASSETS” OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER PLAN TO FINANCE SUCH PURCHASE OR (II) SUCH PURCHASE OR HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH FULL EXEMPTIVE RELIEF IS NOT AVAILABLE UNDER APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

ANY FIDUCIARY OF ANY PLAN WHO IS CONSIDERING THE ACQUISITION OF THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN SHOULD CONSULT WITH HIS OR HER LEGAL COUNSEL PRIOR TO ACQUIRING THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN.

No.: 2036-_____	CUSIP (Accredited Investors): 87877Q AB5
CUSIP (QIBs): 87877Q AA7

TECTONIC FINANCIAL, INC.
7.25% FIXED-TO-FLOATING RATE Subordinated Note due 2036

1. Subordinated Notes. This Subordinated Note is one of a duly authorized issue of notes of Tectonic Financial, Inc., a Texas corporation and financial holding company (the “Company”), designated as the “7.25% Fixed-to-Floating Rate Subordinated Notes due 2036” (the “Subordinated Notes”) issued pursuant to those Subordinated Note Purchase Agreements, dated as of the Issue Date (as defined herein), between the Company and the several purchasers of the Subordinated Notes identified on the signature pages thereto (each, a “Purchase Agreement” and collectively, the “Purchase Agreements”).

2. Payment. The Company, for value received, promises to pay to [Cede & Co., or its registered assigns, as nominee for the Depository Trust Company (“DTC”)] [●], the principal sum of [●] DOLLARS (U.S.) ($[●]), plus accrued but unpaid interest on February 15, 2036 (“Maturity Date”) and to pay interest thereon (i) from and including the Issue Date (as defined below) of the Subordinated Notes to but excluding February 15, 2031 or the earlier redemption date contemplated by Section 4 of this Subordinated Note at the rate of 7.25% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months and payable semi-annually in arrears on February 15, and August 15 of each year (each, a “Fixed Rate Interest Payment Date”), beginning August 15, 2026, and (ii) from and including February 15, 2031 to but excluding the Maturity Date or the earlier redemption date contemplated by Section 4 of this Subordinated Note, at the rate per annum, reset quarterly, equal to the Floating Interest Rate (as defined below) determined on the Floating Interest Determination Date (as defined below) of the applicable interest period plus 368 basis points, computed on the basis of a 360-day year and the actual number of days elapsed and payable quarterly in arrears on February 15, May 15, August 15 and November 15 (each quarterly period, a “Floating Rate Period”) of each year (each, a “Floating Rate Interest Payment Date”). In the event that the Floating Interest Rate for the Floating Rate Period is less than zero, the Floating Interest Rate for such Floating Rate Period shall be deemed to be zero. Dollar amounts resulting from this calculation shall be rounded to the nearest cent, with one-half cent being rounded up. The term “Floating Interest Determination Date” means the date upon which the Floating Interest Rate is determined by the Calculation Agent (as defined below) pursuant to the Three-Month Term SOFR Conventions (as defined below). Any payment of principal of or interest on this Subordinated Note that would otherwise become due and payable on a day which is not a Business Day shall become due and payable on the next succeeding Business Day, with the same force and effect as if made on the date for payment of such principal or interest, and no interest will accrue in respect of such payment for the period after such day; provided, that in the event that any scheduled Floating Rate Interest Payment Date falls on a day that is not a Business Day and the next succeeding Business Day falls in the next succeeding calendar month, such Floating Rate Interest Payment Date will be accelerated to the immediately preceding Business Day, and, in each such case, the amounts payable on such Business Day will include interest accrued to, but excluding, such Business Day.

(a) The Company shall take such actions as are necessary to ensure that from the commencement of the Floating Rate Period for so long as any of the Subordinated Notes remain outstanding there will at all times be a Calculation Agent appointed to calculate the Floating Interest Rate in respect of each Floating Rate Period. The calculation of the Floating Interest Rate for each applicable Floating Rate Period by the Calculation Agent will (in the absence of manifest error) be final and binding. The Calculation Agent’s determination of any interest rate and its calculation of interest payments for any period will be maintained on file at the Calculation Agent’s principal offices and, will be made available to any Noteholder (as defined below) upon request. The Calculation Agent may be removed by the Company at any time. If the Calculation Agent is unable or unwilling to act as Calculation Agent or is removed by the Company, the Company will promptly appoint a replacement Calculation Agent. The Calculation Agent may not resign its duties without a successor having been duly appointed; provided, that if a successor Calculation Agent has not been appointed by the Company and such successor accepted such position within thirty (30) calendar days after the giving of notice of resignation by the Calculation Agent, then the resigning Calculation Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Calculation Agent with respect to such series. For the avoidance of doubt, if at any time there is no Calculation Agent appointed by the Company, then the Company shall be the Calculation Agent.

(b) An “Interest Payment Date” is either a Fixed Rate Interest Payment Date or a Floating Rate Interest Payment Date, as applicable.

(c) The “Floating Interest Rate” means:

(i) initially Three-Month Term SOFR (as defined below).

(ii) Notwithstanding the foregoing clause (i) of this Section 2(c):

(A) If the Calculation Agent determines prior to the relevant Floating Interest Determination Date that a Benchmark Transition Event and its related Benchmark Replacement Date (each of such terms as defined below) have occurred with respect to Three-Month Term SOFR, then the Company shall promptly provide notice of such determination to the Noteholders and Section 2(d) will thereafter apply to all determinations, calculations and quotations made or obtained for the purposes of calculating the Floating Interest Rate payable on the Subordinated Notes during a relevant Floating Rate Period.

(B) However, if the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, but for any reason the Benchmark Replacement has not been determined as of the relevant Floating Interest Determination Date, the Floating Interest Rate for the applicable Floating Rate Period will be equal to the Floating Interest Rate on the last Floating Interest Determination Date for the Subordinated Notes, as determined by the Calculation Agent.

(d) Effect of Benchmark Transition Event.

(i) If the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time (as defined below) in respect of any determination of the Benchmark (as defined below) on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Subordinated Notes during the relevant Floating Rate Period in respect of such determination on such date and all determinations on all subsequent dates.

(ii) In connection with the implementation of a Benchmark Replacement, the Calculation Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and such changes shall become effective without consent from the Noteholders or any other party.

(iii) The Calculation Agent is expressly authorized to make certain determinations, decisions and elections under the Subordinated Notes, including with respect to the use of Three-Month Term SOFR as the Benchmark under this Section 2(d). Any determination, decision or election that may be made by the Calculation Agent pursuant to the benchmark transition provisions set forth herein, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action or any selection:

(A) will be conclusive and binding absent manifest error;

(B) if made by the Company as the Calculation Agent, will be made in the Company’s sole discretion;

(C) if made by the Calculation Agent other than the Company, will be made after consultation with the Company, and the Calculation Agent will not make any such determination, decision or election to which the Company reasonably objects; and

(D) notwithstanding anything to the contrary in this Subordinated Note or the Purchase Agreement, shall become effective without consent from the Noteholders or any other party.

(iv) If the Calculation Agent fails to make any determination, decision or election that it is required to make under the terms of the Subordinated Notes, then the Company will make such determination, decision or election on the same basis as described above.

(v) For the avoidance of doubt, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, interest payable on this Subordinated Note for the Floating Rate Period will be an annual rate equal to the sum of the applicable Benchmark Replacement and the spread specified on the face hereof.

(vi) If the then-current Benchmark is Three-Month Term SOFR, the Calculation Agent will have the right to establish the Three-Month Term SOFR Conventions, and if any of the foregoing provisions concerning the calculation of the interest rate and the payment of interest during the Floating Rate Period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the Calculation Agent, then the relevant Three-Month Term SOFR Conventions will apply.

(vii) As used in this Subordinated Note:

(A) “Benchmark” means, initially, Three-Month Term SOFR; provided that if the Calculation Agent determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

(B) “Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (a) the Calculation Agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (b) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:

(1) the sum of: (i) Compounded SOFR and (ii) the Benchmark Replacement Adjustment;

(2) the sum of: (i) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (ii) the Benchmark Replacement Adjustment;

(3) the sum of: (i) the ISDA Fallback Rate and (ii) the Benchmark Replacement Adjustment;

(4) the sum of: (i) the alternate rate of interest that has been selected by the Calculation Agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (ii) the Benchmark Replacement Adjustment.

(C) “Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:

(1) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Calculation Agent giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

(D) “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of  “Floating Rate Period,” timing and frequency of determining rates with respect to each Floating Rate Period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Calculation Agent determines is reasonably necessary).

(E) “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination; or

(2) in the case of clause (2) or clause (3) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(3) in the case of clause (4) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to the Benchmark also include any reference rate underlying the Benchmark (for example, if the Benchmark becomes Compounded SOFR, references to the Benchmark would include SOFR).

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

(F) “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) if the Benchmark is Three-Month Term SOFR, (i) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (ii) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (iii) the Company determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

(2) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(4) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

(G) “Business Day” means any day that is not a Saturday or Sunday and that is not a day on which banks in the State of Texas or New York are generally authorized or required by law or executive order to be closed.

(H) “Calculation Agent” means the agent (which may be the Company or an affiliate of the Company) as may be appointed by the Company to act as Calculation Agent for the Subordinated Notes prior to the commencement of the Floating Rate Period to act in accordance with Section 2.

(I) “Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Calculation Agent in accordance with:

(1) the rate, or methodology for this rate and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

(2) if, and to the extent that, the Calculation Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Calculation Agent giving due consideration to any industry-accepted market practice for U.S. dollar denominated floating rate notes at such time.

For the avoidance of doubt, the calculation of Compounded SOFR will exclude the Benchmark Replacement Adjustment and the spread of 368 basis points per annum.

(J) “Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding Business Day adjustment) as the applicable tenor for the then-current Benchmark.

(K) “FRBNY” means the Federal Reserve Bank of New York.

(L) “FRBNY’s Website” means the website of the FRBNY at http://www.newyorkfed.org, or any successor source.

(M) “Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

(N) “ISDA” means the International Swaps and Derivatives Association, Inc. or any successor thereto.

(O) “ISDA Definitions” means the 2021 ISDA Definitions published by the ISDA or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

(P) “ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

(Q) “ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

(R) “Reference Time” with respect to any determination of the Benchmark means (a) if the Benchmark is Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions, and (b) if the Benchmark is not Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Benchmark Replacement Conforming Changes.

(S) “Relevant Governmental Body” means the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto.

(T) “SOFR” means the daily Secured Overnight Financing Rate published by the FRBNY, as the administrator of the Benchmark (or a successor administrator), on the FRBNY’s Website (or such successor’s website).

(U) “Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that as published by the Term SOFR Administrator.

(V) “Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Three-Month Term SOFR selected by the Calculation Agent in its reasonable discretion).

(W) “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any Floating Rate Period, as determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions, provided, however, that in the event that Three-Month Term SOFR is less than zero, Three Month Term SOFR shall be deemed to be zero. All percentages used in or resulting from any calculation of Three-Month Term SOFR shall be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%.

(X) “Three-Month Term SOFR Conventions” means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “Floating Rate Period,” timing and frequency of determining Three-Month Term SOFR with respect to each Floating Rate Period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the Calculation Agent determines is reasonably necessary).

(Y) “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

3. Subordination.

(a) The indebtedness of the Company evidenced by this Subordinated Note, including the principal and interest on this Subordinated Note, shall be subordinate and junior in right of payment to the prior payment in full of all existing claims of creditors of the Company and depositors of the Company’s indirect wholly owned subsidiary, T Bank, National Association (the “Bank”) whether now outstanding or subsequently created, assumed, guaranteed or incurred (collectively, “Senior Indebtedness”), which shall consist of principal of (and premium, if any) and interest, if any, on: (i) all indebtedness and obligations of, or guaranteed or assumed by, the Company for money borrowed, and any other liabilities for borrowed money whether or not evidenced by bonds, debentures, securities, notes or other similar instruments, and including, but not limited to, deposits of the Bank and all obligations to the Company’s general creditors and secured creditors; (ii) any deferred obligations of the Company for the payment of the purchase price of property or assets acquired other than in the ordinary course of business; (iii) all obligations, contingent or otherwise, of the Company in respect of any letters of credit, bankers’ acceptances, security purchase facilities and similar direct credit substitutes; (iv) any capital lease obligations of the Company; (v) all obligations of the Company in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity contracts and other similar arrangements or derivative products; (vi) any obligation of the Company to its general creditors, as defined for purposes of the capital adequacy regulations of the Federal Reserve applicable to the Company, as the same may be amended or modified from time to time; (vii) all obligations that are similar to those in clauses (i) through (vi) of other Persons (as such term is defined in the Purchase Agreement) for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise arising from an off-balance sheet guarantee; (viii) all obligations of the types referred to in clauses (i) through (vii) of other Persons secured by a lien on any property or asset of the Company, and (ix) in the case of clauses (i) through (viii) above, all amendments, renewals, extensions, modifications and refundings of such indebtedness and obligations; except “Senior Indebtedness” does not include (A) the Subordinated Notes, (B) any obligation that by its terms expressly is junior to, or ranks equally in right of payment with, the Subordinated Notes, (C) any existing subordinated notes as of the date of this issuance of this Subordinated Note, to which this Subordinated Note shall be pari passu, or (D) any indebtedness between the Company and any of its subsidiaries or Affiliates. This Subordinated Note is not secured by any assets of the Company or any subsidiary or Affiliate of the Company. The term “Affiliate(s)” means, with respect to any Person, such Person’s immediate family members, partners, members or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with said Person and their respective Affiliates.

(b) In the event of any liquidation of the Company, holders of Senior Indebtedness of the Company shall be entitled to be paid in full with such interest as may be provided by law before any payment shall be made on account of principal of or interest on this Subordinated Note. Additionally, in the event of any insolvency, dissolution, assignment for the benefit of creditors or any liquidation or winding up of or relating to the Company, whether voluntary or involuntary, holders of Senior Indebtedness shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on the Subordinated Notes, including this Subordinated Note. In the event of any such proceeding, after payment in full of all sums owing with respect to the Senior Indebtedness, the registered holders of the Subordinated Notes from time to time (each, a “Noteholder” and, collectively, the “Noteholders”), together with the holders of any obligations of the Company ranking on parity with the Subordinated Notes, shall be entitled to be paid from the remaining assets of the Company the unpaid principal thereof, and the unpaid interest thereon before any payment or other distribution, whether in cash, property or otherwise, shall be made (i) with respect to any obligation that by its terms expressly is junior to in the right of payment to the Subordinated Notes, (ii) with respect to any indebtedness between the Company and any of its subsidiaries or Affiliates, or (iii) on account of any capital stock.

(c) If there shall have occurred and be continuing (i) a default in any payment with respect to any Senior Indebtedness or (ii) an event of default with respect to any Senior Indebtedness as a result of which the maturity thereof is accelerated, unless and until such payment default or event of default shall have been cured or waived or shall have ceased to exist, no payments shall be made by the Company with respect to the Subordinated Notes, notwithstanding the provisions of Section 18 hereof. The provisions of this subsection shall not apply to any payment with respect to which Section 3(b) above would be applicable.

(d) Nothing herein shall act to prohibit, limit or impede the Company from issuing additional debt of the Company having the same rank as the Subordinated Notes or which may be junior or senior in rank to the Subordinated Notes. Each Noteholder, by its acceptance hereof, agrees to and shall be bound by the provisions of this Section 3. Each Noteholder, by its acceptance hereof, further acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration for each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Subordinated Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness, and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold or in continuing to hold such Senior Indebtedness.

4. Redemption.

(a) Redemption Prior to Fifth Anniversary. This Subordinated Note shall not be redeemable by the Company, in whole or in part, prior to the fifth (5th) anniversary of the date upon which this Subordinated Note was originally issued (the “Issue Date”), except in the event of: (i) a Tier 2 Capital Event (as defined below), (ii) a Tax Event (as defined below) or (iii) an Investment Company Event (as defined below). Upon the occurrence of a Tier 2 Capital Event, a Tax Event or an Investment Company Event, subject to Section 4(f) below, the Company may redeem this Subordinated Note in whole, but not in part, at any time, upon giving not less than ten (10) calendar days’ notice to the Noteholder at an amount equal to one hundred percent (100%) of the outstanding principal amount being redeemed plus accrued but unpaid interest, to but excluding the redemption date. “Tier 2 Capital Event” means the receipt by the Company of an opinion of counsel to the Company to the effect that there is more than a material risk that this Subordinated Note no longer qualifies as “Tier 2” capital (as defined by the Federal Reserve or its then equivalent) as a result of a change in law or regulation or in the interpretation or application of law or regulation by any judicial, legislative or regulatory authority that becomes effective after the Issue Date. “Tax Event” means the receipt by the Company of an opinion of counsel to the Company that as a result of any amendment to, or change (including any final and adopted (or enacted) prospective change) in, the laws (or any regulations thereunder) of the United States of America or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, there is a material risk that interest payable by the Company on the Subordinated Notes is not, or within one hundred and twenty (120) calendar days after the receipt of such opinion will not be, deductible by the Company, in whole or in part, for U.S. federal income tax purposes. “Investment Company Event” means the receipt by the Company of an opinion of counsel to the Company to the effect that there is a material risk that the Company is or, within one hundred and twenty (120) calendar days after the receipt of such opinion will be, required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

(b) Redemption on or after Fifth Anniversary. On or after the first Interest Payment Date after the fifth (5th) anniversary of the Issue Date, subject to Section 4(f) below, this Subordinated Note shall be redeemable at the option of and by the Company, in whole or in part, at any time and from time to time upon any Interest Payment Date, at an amount equal to one hundred percent (100%) of the outstanding principal amount being redeemed plus accrued but unpaid interest, to but excluding the redemption date. In the case of any redemption of this Subordinated Note pursuant to the first sentence of this Section 4(b), the Company will give the Noteholder notice of redemption, which notice shall indicate the aggregate principal amount of Subordinated Notes to be redeemed, which amount must be an amount having an integral multiplier of $1,000, not less than thirty (30) nor more than forty-five (45) calendar days prior to the proposed redemption date. On or after the first Interest Payment Date after the fifth (5th) anniversary of the Issue Date, the Company may redeem this Subordinated Note, in whole or in part, upon the occurrence of a Tier 2 Capital Event, Tax Event or an Investment Company Event, upon giving not less than ten (10) calendar days’ notice to the Noteholder, which notice of redemption shall indicate the aggregate principal amount of Subordinated Notes to be redeemed.

(c) Partial Redemption. If less than the then outstanding principal amount of this Subordinated Note is redeemed, (i) a new Subordinated Note shall be issued representing the unredeemed portion without charge to the holder thereof and (ii) such redemption shall be effected on a pro rata basis as to the Noteholders, provided, however, that the Company may round the portion to be redeemed of this Subordinated Note up or down so that the unredeemed amount remains an authorized denomination hereunder, without any impact on the pro rata amount to be redeemed from other Noteholders (which will be provided to the Paying Agent and Registrar in writing). For purposes of clarity, upon a partial redemption, a like percentage of the principal amount of every Subordinated Note held by every Noteholder shall be redeemed; provided, however, that the Company may round the portion to be redeemed of this Subordinated Note up or down so that the unredeemed amount remains an authorized denomination hereunder, without any impact on the pro rata amount to be redeemed from other Noteholders (which will be provided to the Paying Agent and Registrar in writing). Such redemptions shall be made on a pro rata pass-through distribution of principal among all of the Subordinated Notes outstanding at the time thereof.

(d) No Redemption at Option of Noteholder. This Subordinated Note is not subject to redemption at the option of the Noteholder.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and notwithstanding that this Subordinated Note has been called for redemption but has not yet been surrendered for cancellation, on and after the date fixed for redemption interest shall cease to accrue on the portion of this Subordinated Note called for redemption, this Subordinated Note shall no longer be deemed outstanding with respect to the portion called for redemption and all rights with respect to the portion of this Subordinated Note called for redemption shall forthwith on such date fixed for redemption cease and terminate unless the Company shall default in the payment of the redemption price, except only the right of the Noteholder to receive the amount payable on such redemption, without interest. For purposes of clarity, any redemption made pursuant to the terms of this Subordinated Note shall be made on a pro rata basis[, and, for purposes of a redemption processed through DTC, in accordance with its rules and procedures, as a “Pro Rata Pass-Through Distribution of Principal”]2.

(f) Regulatory Approvals. Any such redemption pursuant to this Section 4 shall be subject to receipt of any and all required federal and state regulatory approvals or non-objections, including, but not limited to, the consent of the Federal Reserve.

[2]	To be deleted for the Subordinated Notes issued to “accredited investors,” if any.

(g) Purchase and Resale of the Subordinated Notes. Subject to any required federal and state regulatory approvals or non-objections and the provisions of this Subordinated Note, the Company shall have the right to purchase any of the Subordinated Notes at any time in the open market, private transactions or otherwise. If the Company purchases any Subordinated Notes, it may, in its discretion, hold, resell or cancel any of the purchased Subordinated Notes.

5. [Global Subordinated Notes.

(a) Provided that applicable depository eligibility requirements are met, upon the written election of any Noteholder that is a Qualified Institutional Buyer, as defined in Rule 144A under the Securities Act, the Company shall use its commercially reasonable efforts to cause the Subordinated Notes owned by such Noteholders to be issued in the form of one or more Global Subordinated Notes (each, a “Global Subordinated Note”) registered in the name of The Depository Trust Company or another organization registered as a clearing agency under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and designated as Depositary by the Company or any successor thereto (the “Depositary”) or a nominee thereof and delivered to such Depositary or a nominee thereof.

(b) Notwithstanding any other provision herein, no Global Subordinated Note may be exchanged in whole or in part for Subordinated Notes registered, and no transfer of a Global Subordinated Note in whole or in part may be registered, in the name of any person other than the Depositary for such Global Subordinated Note or a nominee thereof unless (i) such Depositary advises the Company in writing that such Depositary is no longer willing or able to properly discharge its responsibilities as Depositary with respect to such Global Subordinated Note, and no qualified successor is appointed by the Company within ninety (90) calendar days of receipt by the Company of such notice, (ii) such Depositary ceases to be a clearing agency registered under the Exchange Act and no successor is appointed by the Company within ninety (90) calendar days after obtaining knowledge of such event, (iii) the Company elects to terminate the book-entry system through the Depositary or (iv) an Event of Default (as defined in Section 6) shall have occurred and be continuing. Upon the occurrence of any event specified in clause (i), (ii), (iii) or (iv) of this Section 5(b), the Company or its agent shall notify the Depositary and instruct the Depositary to notify all owners of beneficial interests in such Global Subordinated Note of the occurrence of such event and of the availability of Subordinated Notes to such owners of beneficial interests requesting the same.

(c) If any Global Subordinated Note is to be exchanged for other Subordinated Notes or canceled in part, or if another Subordinated Note is to be exchanged in whole or in part for a beneficial interest in any Global Subordinated Note, then either (i) such Global Subordinated Note shall be so surrendered for exchange or cancellation as provided in this Section 5 or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Subordinated Note to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Company or, if applicable, the Company’s registrar and transfer agent (“Registrar”), whereupon the Company or, if applicable, the Registrar, in accordance with the applicable rules and procedures of the Depositary (“Applicable Depositary Procedures”), shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Subordinated Note by the Depositary, accompanied by registration instructions, the Company shall execute and deliver any Subordinated Notes issuable in exchange for such Global Subordinated Note (or any portion thereof) in accordance with the instructions of the Depositary.

(d) Every Subordinated Note executed and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Subordinated Note or any portion thereof shall be executed and delivered in the form of, and shall be, a Global Subordinated Note, unless such Subordinated Note is registered in the name of a person other than the Depositary for such Global Subordinated Note or a nominee thereof.

(e) The Depositary or its nominee, as the registered owner of a Global Subordinated Note, shall be the holder of such Global Subordinated Note for all purposes under this Subordinated Note, and owners of beneficial interests in a Global Subordinated Note shall hold such interests pursuant to Applicable Depositary Procedures. Accordingly, any such owner’s beneficial interest in a Global Subordinated Note shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Depositary participants. If applicable, the Registrar shall be entitled to deal with the Depositary for all purposes relating to a Global Subordinated Note (including the payment of principal and interest thereon and the giving of instructions or directions by owners of beneficial interests therein and the giving of notices) as the sole holder of the Subordinated Note and shall have no obligations to the owners of beneficial interests therein. The Registrar shall have no liability in respect of any transfers undertaken by the Depositary.

(f) The rights of owners of beneficial interests in a Global Subordinated Note shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such owners and the Depositary and/or its participants.

(g) No holder of any beneficial interest in any Global Subordinated Note held on its behalf by a Depositary shall have any rights with respect to such Global Subordinated Note, and such Depositary may be treated by the Company and any agent of the Company as the owner of such Global Subordinated Note for all purposes whatsoever. Neither the Company nor any agent of the Company will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Subordinated Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Notwithstanding the foregoing, nothing herein shall prevent the Company or any agent of the Company from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominee) as holder of any Subordinated Note.]3

6. Events of Default; Acceleration. Each of the following events shall constitute an “Event of Default”:

(a) the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case or proceeding under any applicable bankruptcy, insolvency, or reorganization law, now or hereafter in effect of the United States of America or any political subdivision thereof, and such decree or order will have continued unstayed and in effect for a period of sixty (60) consecutive calendar days;

(b) the commencement by the Company of a voluntary case under any applicable bankruptcy, insolvency or reorganization law, now or hereafter in effect of the United States of America or any political subdivision thereof, or the consent by the Company to the entry of a decree or order for relief in an involuntary case or proceeding under any such law;

(c) (i) the appointment by a competent governmental agency having primary regulatory authority over any Major Constituent Bank (as such term is defined in the Purchase Agreement) under any applicable federal or state banking, insolvency or similar law now or hereafter in effect of a receiver of any such Major Constituent Bank or (ii) the entry of a decree or order in any case or proceeding under any applicable federal or state banking, insolvency or other similar law now or hereafter in effect appointing any receiver of any Major Constituent Bank;

[3]	To be deleted for the Subordinated Notes issued to “accredited investors,” if any.

(d) the Company (i) becomes insolvent or is unable to pay its debts as they mature, (ii) makes an assignment for the benefit of creditors, (iii) admits in writing its inability to pay its debts as they mature, or (iv) ceases to be a bank holding company or financial holding company under the Bank Holding Company Act of 1956, as amended;

(e) the failure of the Company to pay any installment of interest on any of the Subordinated Notes as and when the same will become due and payable, and the continuation of such failure for a period of fifteen (15) consecutive calendar days;

(f) the failure of the Company to pay all or any part of the principal of any of the Subordinated Notes as and when the same will become due and payable;

(g) the liquidation of the Company (for the avoidance of doubt, “liquidation” does not include any merger, consolidation, sale of equity or assets or reorganization (exclusive of a reorganization in bankruptcy) of the Company or any of its subsidiaries);

(h) the failure of the Company to perform any other covenant or agreement on the part of the Company contained in the Subordinated Notes, and the continuation of such failure for a period of thirty (30) consecutive calendar days after the date on which notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that the Company remedy the same, will have been given, in the manner set forth in Section 22, to the Company by a Noteholder; or

(i) the default by the Company under any bond, debenture, note or other evidence of indebtedness (which in no event shall include any terms of capital stock issued by the Company) for money borrowed by the Company having an aggregate principal amount outstanding of at least $15,000,000, whether such indebtedness now exists or is created or incurred in the future, which default (i) constitutes a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period or (ii) results in such indebtedness becoming due or being declared due and payable prior to the date on which it otherwise would have become due and payable without, in the case of clause (i), such indebtedness having been discharged or, in the case of clause (ii), without such indebtedness having been discharged or such acceleration having been rescinded or annulled.

Unless the principal amount of this Subordinated Note already shall have become due and payable, if an Event of Default described in Section 6(a) or Section 6(b) shall have occurred and be continuing, the principal amount of this Subordinated Note and accrued and unpaid interest, if any, on the Subordinated Note, shall be immediately due and payable without notice, demand, declaration or other action on the part of the Noteholder. The Company waives demand, presentment for payment, notice of nonpayment, notice of protest and all other notices. Notwithstanding the foregoing, because the Company will treat the Subordinated Notes as Tier 2 Capital, upon the occurrence of an Event of Default other than an Event of Default described in Section 6(a) or Section 6(b), the Noteholders may not accelerate the Maturity Date of the Subordinated Notes and make the principal of, and any accrued and unpaid interest on, the Subordinated Notes, immediately due and payable. The Company, within thirty (30) calendar days after the receipt of written notice from any Noteholder of the occurrence of an Event of Default with respect to this Subordinated Note, shall mail to all Noteholders, at their addresses shown on the Security Register (as defined in Section 14 below), such written notice of Event of Default, unless such Event of Default shall have been cured or waived before the giving of such notice as certified by the Company in writing.

7. Failure to Make Payments. In the event of an Event of Default under Section 6(c), Section 6(d) or Section 6(e), the Company will, upon demand of the Noteholder, pay to the Noteholder the amount then due and payable on this Subordinated Note for principal and interest (without acceleration of this Subordinated Note in any manner), with interest on the overdue principal and interest at the per annum rate borne by this Subordinated Note, to the extent permitted by applicable law. If the Company fails to pay such amount upon such demand, the Noteholder may, among other things, institute a judicial proceeding for the collection of the sums so due and unpaid and, together with such amount as shall be sufficient to cover the reasonable and documented costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of such Noteholder, its agents and counsel, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the property of the Company.

Upon the occurrence of a failure by the Company to make any required payment of principal or interest on this Subordinated Note or an Event of Default, until such failure or Event of Default is cured by the Company or waived by the Noteholders in accordance with Section 17 hereof, the Company shall not, except as may be required by any federal or state bank regulatory agency: (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s capital stock; (b) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any indebtedness of the Company that ranks equal with or junior to the Subordinated Notes; or (c) make any payments under any guarantee that ranks equal with or junior to the Subordinated Notes, other than (i) any dividends or distributions payable solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of the Company’s common stock; (ii) any declaration of a non-cash dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of the Company’s capital stock or the exchange or conversion of one class or series of the Company’s capital stock for another class or series of the Company’s capital stock; (iv) the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (v) purchases of any class of the Company’s common stock related to the issuance of common stock or rights under any benefit plans for the Company’s directors, officers or employees or any of the Company’s dividend reinvestment plans (the foregoing clauses (i) through (v) are collectively referred to as the “Permitted Dividends”). The limitations imposed by the provisions of this Section 7 shall apply whether or not the Noteholder has notified the Company of an Event of Default.

8. Affirmative Covenants of the Company.

(a) Notice of Certain Events. To the extent permitted by applicable statute, rule or regulation, the Company shall provide written notice to the Noteholder of the occurrence of any of the following events as soon as practicable, but in no event later than fifteen (15) Business Days following the Company becoming aware of the occurrence of such event:

(i) the Company or any of its banking subsidiaries become less than “well-capitalized” as defined under the then-applicable regulatory capital standards;

(ii) the Company or any of the Company’s subsidiaries, or any executive officer of the Company or its subsidiaries (in such capacity), becomes subject to any formal, written regulatory enforcement action (as defined by the applicable Regulatory Agency (as such term is defined in the Purchase Agreement));

(iii) the dollar amount of any nonperforming assets of the Company on a consolidated basis as of the end of a given fiscal quarter as a percentage of the Company’s total loan portfolio increases by three percent (3%) or more from the end of the preceding fiscal quarter;

(iv) the appointment, resignation, removal or termination of the chief executive officer, president, chief financial officer or chief credit officer of the Company or the Bank; or

(v) a transaction results in a change in ownership of twenty-five percent (25%) or more of the outstanding securities of the Company entitled to vote for the election of directors.

(b) Payment of Principal and Interest. The Company covenants and agrees for the benefit of the Noteholder that it will duly and punctually pay the principal of, and interest on, this Subordinated Note, in accordance with the terms hereof.

(c) Maintenance of Office. The Company will maintain an office or agency in the city of Dallas, Texas where Subordinated Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Subordinated Notes may be served. The Company may also from time to time designate one or more other offices or agencies where the Subordinated Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the city of Dallas, Texas. The Company will give prompt written notice to the Noteholders of any such designation or rescission and of any change in the location of any such other office or agency.

(d) Corporate Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect: (i) the corporate existence of the Company and the Bank; (ii) the existence (corporate or other) of each subsidiary; and (iii) the rights (charter and statutory), licenses and franchises of the Company and each of its subsidiaries; provided, however, that the Company will not be required to preserve the existence (corporate or other) of any of its subsidiaries or any such right, license or franchise of the Company or any of its subsidiaries if the Board of Directors of the Company determines, in its reasonable judgment after consultation with legal counsel, that the preservation thereof is no longer desirable in the conduct of the business of the Company and its subsidiaries taken as a whole and that the loss thereof will not be disadvantageous in any material respect to the Noteholders.

(e) Maintenance of Properties. The Company will, and will cause each of its subsidiaries to, cause all its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 8 will prevent the Company or any subsidiary from discontinuing the operation and maintenance of any of their respective properties if such discontinuance is, in the judgment of the Board of Directors of the Company or of any subsidiary, as the case may be, desirable in the conduct of its business.

(f) Transfer of Voting Stock. Except as contemplated by Section 9(b), the Company will not, nor will it permit the Bank to, directly or indirectly, sell, assign, transfer or otherwise dispose of any shares of, securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock (as defined below) of the Bank or any successor thereof or any subsidiary of the Company that is a depository institution and that has consolidated assets equal to thirty percent (30%) or more of the Company’s consolidated assets (“Material Subsidiary”), nor will the Company permit the Material Subsidiary to issue any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Material Subsidiary if, in each case, after giving effect to any such transaction and to the issuance of the maximum number of shares of Voting Stock of the Material Subsidiary issuable upon the exercise of all such convertible securities, options, warrants or rights, the Company would cease to own, directly or indirectly, at least eighty percent (80%) of the issued and outstanding Voting Stock of the Material Subsidiary. “Voting Stock” means outstanding shares of capital stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power because of default in dividends or other default.

(g) Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 8(c), Section 8(d), Section 8(e), or Section 8(f) above, with respect to this Subordinated Note if before the time for such compliance the Noteholders of at least a majority in aggregate principal amount of the outstanding Subordinated Notes (excluding any Subordinated Notes held by the Company or any of its Affiliates), by act of such Noteholders, either will waive such compliance in such instance or generally will have waived compliance with such term, provision or condition, but no such waiver will extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver will become effective, the obligations of the Company in respect of any such term, provision or condition will remain in full force and effect.

(h) Compliance Certificate. The Company will deliver to the Noteholders, within one hundred and twenty (120) calendar days after the end of each fiscal year, an Officer’s Certificate covering the preceding calendar year, stating whether or not, to the best of his or her knowledge, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Subordinated Note (without regard to notice requirements or periods of grace) and if the Company will be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge.

(i) Tier 2 Capital. Whether or not the Company is subject to consolidated capital requirements under applicable regulations of the Federal Reserve, if all or any portion of the Subordinated Notes ceases to qualify as Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the Maturity Date of the Subordinated Notes, the Company will promptly notify the Noteholder and thereafter, subject to the Company’s right to redeem the Subordinated Notes under such circumstances pursuant to the terms of the Subordinated Notes, if requested by the Company, the Company and the Noteholder will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital; provided, however, that nothing contained in this Section 8(i) shall limit the Company’s right to redeem the Subordinated Notes upon the occurrence of a Tier 2 Capital Event pursuant to Section 4(a) or Section 4(b).

(j) Compliance with Laws. The Company and each subsidiary of the Company and the Bank shall comply with the requirements of all laws, regulations, orders and decrees applicable to it or its properties, except for such noncompliance that would not reasonably be expected to have a Material Adverse Effect (as such term is defined in the Purchase Agreement) on the Company and its subsidiaries taken as a whole.

(k) Taxes and Assessments. The Company shall punctually pay and discharge all material taxes, assessments, and other governmental charges or levies imposed upon it or upon its income or upon any of its properties; provided that no such taxes, assessments or other governmental charges need be paid if they are being contested in good faith by the Company.

(l) Financial Statements; Access to Records.

(i) Not later than forty-five (45) calendar days following the end of each semi-annual or quarterly period, as applicable, for which the Company has not timely submitted a Consolidated Financial Statement for Holding Companies Reporting Form Y-9SP or Y-9C, as applicable, to the Federal Reserve, upon request, the Company shall provide the Noteholder with a copy of the Company’s unaudited parent company only balance sheet and statement of income (loss) for and as of the end of such immediately preceding fiscal quarter, prepared in accordance with past practice. Quarterly financial statements, if required herein, shall be unaudited and need not comply with generally accepted accounting principles (“GAAP”).

(ii) Not later than one hundred and twenty (120) calendar days from the end of each fiscal year, upon request the Company shall provide the Noteholder with copies of the Company’s audited financial statements consisting of the consolidated balance sheet of the Company as of the fiscal year end and the related statements of income (loss) and retained earnings, stockholders’ equity and cash flows for the fiscal year then ended. Such financial statements shall be prepared in accordance with GAAP applied on a consistent basis throughout the period involved.

(m) Designated NRSRO Rating. The Company will use commercially reasonable efforts to maintain a rating by a Designated NRSRO (as defined below) while any Subordinated Notes remain outstanding. The term “Designated NRSRO” means a “nationally recognized statistical rating organization” (NRSRO) within the meaning of Section 3(a)(62) of the Exchange Act, that is designated as a “Credit Rating Provider” (or other similar designation) by the National Association of Insurance Commissioners (NAIC).

9. Negative Covenants of the Company.

(a) Limitation on Dividends. The Company shall not declare or pay any dividend or make any distribution on capital stock or other equity securities of any kind of the Company, in each case, except: (i) in such amounts as permitted by applicable regulations and only upon receipt of any regulatory approval; or (ii) Permitted Dividends.

(b) Merger or Sale of Assets. The Company shall not merge into another entity, effect a Change in Bank Control (as defined below), or convey, transfer or lease substantially all of its properties and assets to any person, unless:

(i) the continuing entity into which the Company is merged or the person which acquires by conveyance or transfer or which leases substantially all of the properties and assets of the Company shall be a corporation, association or other legal entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal of and any premium and interest on the Subordinated Notes according to their terms, and the due and punctual performance of all covenants and conditions hereof on the part of the Company to be performed or observed; and

(ii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

“Change in Bank Control” means the sale, transfer, lease or conveyance by the Company, or an issuance of stock by the Bank other than to the Company, in either case resulting in ownership by the Company of less than eighty percent (80%) of the Bank.

10. Denominations. The Subordinated Notes are issuable only in registered form without interest coupons in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

11. Charges and Transfer Taxes. No service charge will be made for any registration of transfer or exchange of this Subordinated Note, or any redemption or repayment of this Subordinated Note, or any conversion or exchange of this Subordinated Note for other types of securities or property, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of this Subordinated Note from the Noteholder requesting such transfer or exchange.

12. Payment Procedures. Payment of the principal and interest payable on the Maturity Date, or the earlier redemption date contemplated by Section 4 of this Subordinated Note, will be made by check, by wire transfer or by Automated Clearing House (ACH) transfer in immediately available funds to a bank account in the United States of America designated by the Noteholder if such Noteholder shall have previously provided wire instructions to the Company, upon presentation and surrender of this Subordinated Note at the Payment Office (as defined herein) or at such other place or places as the Company shall designate by notice to the Noteholders as the Payment Office, provided that this Subordinated Note is presented to the Company in time for the Company to make such payments in such funds in accordance with its normal procedures. Payments of interest (other than interest payable on the Maturity Date) shall be made by wire transfer on each Interest Payment Date in immediately available funds or check mailed to the registered Noteholder, as such Person’s address appears on the Security Register (as defined herein). Interest payable on any Interest Payment Date shall be payable to the Noteholder in whose name this Subordinated Note is registered at the close of business on the fifteenth (15th) calendar day prior to the applicable Interest Payment Date, without regard to whether such date is a Business Day, except that interest not paid on the Interest Payment Date, if any, will be paid to the Noteholder in whose name this Subordinated Note is registered at the close of business on a special record date fixed by the Company (a “Special Record Date”), notice of which shall be given to the Noteholder not less than ten (10) calendar days prior to such Special Record Date. To the extent permitted by applicable law, interest shall accrue, at the rate at which interest accrues on the principal of this Subordinated Note, on any amount of principal or interest on this Subordinated Note not paid when due. All payments on this Subordinated Note shall be applied first against costs and expenses of the Noteholder, if any, for which the Company is liable under this Subordinated Note; then against interest due hereunder; and then against principal due hereunder. The Noteholder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Subordinated Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Subordinated Notes. In the event that the Noteholder receives payments in excess of its pro rata share of the Company’s payments to the Noteholders of all of the Subordinated Notes, then the Noteholder shall hold in trust all such excess payments for the benefit of the Noteholders of the other Subordinated Notes and shall pay such amounts held in trust to such other Noteholders upon demand by such Noteholders.

13. Form of Payment. Payments of principal of and interest on this Subordinated Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

14. Registration of Transfer, Security Register. Except as otherwise provided herein, this Subordinated Note is transferable in whole or in part and may be exchanged for a like aggregate principal amount of Subordinated Notes of other authorized denominations, by the Noteholder in person, or by its attorney duly authorized in writing, at the Payment Office or the offices of the Registrar. The Company or the Registrar shall maintain a register providing for the registration of the Subordinated Notes and any exchange or transfer thereof (the “Security Register”). Upon surrender or presentation of this Subordinated Note for exchange or registration of transfer, the Company or the Registrar shall execute and deliver in exchange therefor a Subordinated Note or Subordinated Notes of like aggregate principal amount, each in a minimum denomination of $100,000 or any amount in excess thereof which is an integral multiple of $1,000 (and, in the absence of an opinion of counsel satisfactory to the Company to the contrary, bearing the restrictive legend(s) set forth hereinabove) and that is or are registered in such name or names requested by the Noteholder. Any Subordinated Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed and accompanied by a written instrument of transfer in such form as is attached hereto and incorporated herein, duly executed by the Noteholder or its attorney duly authorized in writing, with such tax identification number or other information for each Person in whose name a Subordinated Note is to be issued, and accompanied by evidence of compliance with any restrictive legend(s) appearing on such Subordinated Note or Subordinated Notes as the Company may reasonably request to comply with applicable law. Such transferee will be solely responsible for delivering to the Company or the Registrar a mailing address or other information necessary for the Company or the Registrar to deliver notices and payments to such transferee. No exchange or registration of transfer of this Subordinated Note shall be made on or after (i) the fifteenth (15th) calendar day immediately preceding the Maturity Date or (ii) the due delivery of notice of redemption.

15. Priority. The Subordinated Notes rank pari passu among themselves and pari passu, in the event of any insolvency proceeding, dissolution, assignment for the benefit of creditors, reorganization, restructuring of debt, marshaling of assets and liabilities or similar proceeding or any liquidation or winding up of the Company, with all other present or future unsecured subordinated debt obligations of the Company, except any unsecured subordinated debt that, pursuant to its express terms, is senior or subordinate in right of payment to the Subordinated Notes and all Senior Indebtedness.

16. Ownership. Prior to due presentment of this Subordinated Note for registration of transfer, the Company may treat the Noteholder in whose name this Subordinated Note is registered in the Security Register as the absolute owner of this Subordinated Note for receiving payments of principal and interest on this Subordinated Note and for all other purposes whatsoever, whether or not this Subordinated Note be overdue, and the Company shall not be affected by any notice to the contrary.

17. Waiver and Consent.

(a) Any written consent or written waiver given by the Noteholder shall be conclusive and binding upon such Noteholder and upon all future Noteholders of this Subordinated Note and of any Subordinated Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Subordinated Note. No delay or omission of the Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Any insured depository institution which shall be a Noteholder or which otherwise shall have any beneficial ownership interest in this Subordinated Note shall, by its acceptance of such Subordinated Note (or beneficial interest therein), be deemed to have waived any right of offset with respect to the repayment of the indebtedness evidenced thereby.

(b) No waiver or amendment of any term, provision, condition, covenant or agreement in the Subordinated Notes shall be effective except with the consent of the Noteholders holding more than fifty percent (50%) in aggregate principal amount (excluding any Subordinated Notes held by the Company or any of its Affiliates) of the Subordinated Notes at the time outstanding; provided, however, that, without the consent of each Noteholder of an affected Subordinated Note, no such amendment or waiver may: (i) reduce the principal amount of any Subordinated Note; (ii) reduce the rate of or change the time for payment of interest on any Subordinated Note; (iii) extend the maturity of any Subordinated Note; (iv) change the currency in which payment of the obligations of the Company under the Subordinated Notes are to be made; (v) lower the percentage of aggregate principal amount of outstanding Subordinated Notes required to approve any amendment of the Subordinated Notes; (vi) make any changes to Section 4(c) (Partial Redemption); Section 6 (Events of Default; Acceleration); Section 7 (Failure to Make Payments); Section 15 (Priority) or Section 17 (Waiver and Consent) of the Subordinated Notes that adversely affects the rights of any Noteholder; or (vii) disproportionately and adversely affect any of the Noteholders of the then outstanding Subordinated Notes. Notwithstanding the foregoing, the Company may amend or supplement the Subordinated Notes without the consent of the Noteholders to cure any ambiguity, defect or inconsistency or to provide for uncertificated Subordinated Notes in addition to or in place of certificated Subordinated Notes, or to make any change that does not adversely affect the rights of any Noteholder of any of the Subordinated Notes. No failure to exercise or delay in exercising, by any Noteholder of the Subordinated Notes, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law, except as restricted hereby. The rights and remedies provided in this Subordinated Note are cumulative and not exclusive of any right or remedy provided by law or equity. No notice or demand on the Company in any case shall, in itself, entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Noteholders to any other or further action in any circumstances without notice or demand. No consent or waiver, expressed or implied, by the Noteholders to or of any breach or default by the Company in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of the Company hereunder. Failure on the part of the Noteholders to complain of any acts or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by the Noteholders of their rights hereunder or impair any rights, powers or remedies on account of any breach or default by the Company.

18. Absolute and Unconditional Obligation of the Company.

(a) No provisions of this Subordinated Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and interest on this Subordinated Note at the times, places and rate, and in the coin or currency, herein prescribed.

(b) No delay or omission of the Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.

19. Successors and Assigns. This Subordinated Note shall be binding upon the Company and inure to the benefit of the Noteholder and its respective successors and permitted assigns. The Noteholder may assign all, or any part of, or any interest in, the Noteholder’s rights and benefits hereunder. To the extent of any such assignment, such assignee shall have the same rights and benefits against the Company and shall agree to be bound by and to comply with the terms and conditions of the Purchase Agreement as it would have had if it were the Noteholder hereunder.

20. No Sinking Fund; Convertibility. This Subordinated Note is not entitled to the benefit of any sinking fund. This Subordinated Note is not convertible into or exchangeable for any of the equity securities, other securities or assets of the Company or any subsidiary of the Company.

21. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in this Subordinated Note, or for any claim based thereon or otherwise in respect thereof, will be had against any past, present or future shareholder, employee, officer, or director, as such, of the Company or of any predecessor or successor, either directly or through the Company or any predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Subordinated Note by the Noteholder and as part of the consideration for the issuance of this Subordinated Note.

22. Notices. All notices to the Company under this Subordinated Note shall be in writing and shall be delivered personally, or mailed, postage prepaid, by U.S. registered or certified mail, return receipt requested, or sent by a responsible overnight commercial courier promising next business day delivery, to the Company at 16200 Dallas Parkway Suite 190, Dallas, Texas 75248, Attention: A. Haag Sherman, or to such other address as the Company may provide to the Noteholders (the “Payment Office”). All notices to the Noteholders shall be in writing and shall be mailed, postage prepaid, by U.S. registered or certified mail, return receipt requested, or sent by email to each Noteholder at such Noteholder’s address as set forth in the Security Register. Any notice given in accordance with the foregoing shall be deemed given when delivered personally or, if mailed, three (3) Business Days after it shall have been deposited in the U.S. mail as aforesaid or, if sent by overnight courier, the Business Day following the date of delivery to such courier (provided that next business day delivery was requested), or if emailed, upon confirmation of receipt.

23. Further Issues. The Company may, without the consent of the Noteholders of the Subordinated Notes, create and issue additional notes having the same terms and conditions of the Subordinated Notes (except for the Issue Date) so that such further notes shall be consolidated and form a single series with the Subordinated Notes.

24. Governing Law; Interpretation. THIS SUBORDINATED NOTE WILL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). THIS SUBORDINATED NOTE IS INTENDED TO MEET THE CRITERIA FOR QUALIFICATION OF THE OUTSTANDING PRINCIPAL AS TIER 2 CAPITAL UNDER THE REGULATORY GUIDELINES OF THE FEDERAL RESERVE, AND THE TERMS HEREOF SHALL BE INTERPRETED IN A MANNER TO SATISFY SUCH INTENT.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Subordinated Note to be duly executed and attested.

TECTONIC FINANCIAL, INC.

By:
Name:	A. Haag Sherman
Title:	Chief Executive Officer

ATTEST:

Name:	Michelle Baird
Title:	Chief Financial Officer and Secretary

[Signature Page to Subordinated Note]

ASSIGNMENT FORM

To assign this Subordinated Note, fill in the form below: (I) or (we) assign and transfer this Subordinated Note to:

(Print or type assignee’s name, address and zip code)

(Print or type assignee’s social security or tax identification no.)

and irrevocably appoint _________________________________ as agent to transfer this Subordinated Note on the books of the Company. The agent may substitute another to act for it.

Date:_____________________	Your signature:
(Sign exactly as your name appears on the face of this Subordinated Note)

Tax identification no:

Signature guarantee:

(Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”.))

The undersigned certifies that it [is / is not] an Affiliate of the Company and that, to its knowledge, the proposed transferee [is / is not] an Affiliate of the Company.

In connection with any transfer or exchange of this Subordinated Note occurring prior to the date that is one year after the later of the date of original issuance of this Subordinated Note and the last date, if any, on which this Subordinated Note was owned by the Company or any Affiliate of the Company, the undersigned confirms that this Subordinated Note is being:

CHECK ONE BOX BELOW:

(1)	acquired for the undersigned’s own account, without transfer;

(2)	transferred to the Company;

(3)	transferred in accordance and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”);

(4)	transferred under an effective registration statement under the Securities Act;

(5)	transferred in accordance with and in compliance with Regulation S under the Securities Act;

(6)	transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7),under the Securities Act);

(7)	transferred to an “accredited investor” (as defined in Rule 501(a)(4) under the Securities Act), not referred to in item (6) that has been provided with the information designated under Section 4(d) of the Securities Act; or

(8)	transferred in accordance with another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Company will refuse to register this Subordinated Note in the name of any Person other than the registered holder thereof; provided, however, that if box (5), (6), (7) or (8) is checked, the Company may require, prior to registering any such transfer of this Subordinated Note, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under the Securities Act.

Assignor’s signature:

Signature guarantee:

(Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-l5).

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED:

The undersigned represents and warrants that it is purchasing this Subordinated Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:___________________	Assignee’s signature: